                                                                     EXHIBIT F.2

================================================================================


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of April 20, 1998

                                  by and among


                          ALLIED CAPITAL CORPORATION,

                           ALLIED CAPITAL REIT, INC.

                                      and

                        ALLIED CAPITAL SBLC CORPORATION

                                 as Borrowers,

                    THE FINANCIAL INSTITUTIONS PARTY HERETO
                   AND THEIR ASSIGNEES UNDER SECTION 12.5(a),

                                  as Lenders,


                                RIGGS BANK N.A.,
                               as Managing Agent,


                               BANKBOSTON, N.A.,
                              as Disbursing Agent,


                           FIRST UNION NATIONAL BANK,
                             as Syndication Agent,

                                      and

                          NATIONSBANK OF TEXAS, N.A.,
                                  as Co-Agent


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
                               TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

   SECTION 1.1. DEFINITIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
   SECTION 1.2. GENERAL; REFERENCES TO TIMES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17

ARTICLE 2 CREDIT FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

   SECTION 2.1. LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
   SECTION 2.2. RATES AND PAYMENT OF INTEREST ON LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
   SECTION 2.3. NUMBER OF INTEREST PERIODS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
   SECTION 2.4. REPAYMENT OF LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
   SECTION 2.5. PREPAYMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
   SECTION 2.6. CONTINUATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
   SECTION 2.7. CONVERSION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
   SECTION 2.8. NOTE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
   SECTION 2.9. VOLUNTARY REDUCTIONS OF THE COMMITMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

ARTICLE 3 PAYMENTS, FEES AND OTHER GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22

   SECTION 3.1. PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
   SECTION 3.2. PRO RATA TREATMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
   SECTION 3.3. SHARING OF PAYMENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
   SECTION 3.4. SEVERAL OBLIGATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
   SECTION 3.5. MINIMUM AMOUNTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
   SECTION 3.6. FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
   SECTION 3.7. COMPUTATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
   SECTION 3.8. USURY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
   SECTION 3.9. AGREEMENT REGARDING INTEREST AND CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
   SECTION 3.10. STATEMENTS OF ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
   SECTION 3.11. DEFAULTING LENDERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
   SECTION 3.12. TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27

ARTICLE 4 YIELD PROTECTION, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28

   SECTION 4.1. ADDITIONAL COSTS; CAPITAL ADEQUACY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
   SECTION 4.2. SUSPENSION OF LIBOR LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
   SECTION 4.3. ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
   SECTION 4.4. COMPENSATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
   SECTION 4.5. TREATMENT OF AFFECTED LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
   SECTION 4.6. CHANGE OF LENDING OFFICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
   SECTION 4.7. ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

ARTICLE 5 CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31

   SECTION 5.1. INITIAL CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
   SECTION 5.2. CONDITIONS PRECEDENT TO ALL LOANS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33

ARTICLE 6 REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34

   SECTION 6.1. REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
   SECTION 6.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

ARTICLE 7 AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40

   SECTION 7.1. PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
   SECTION 7.2. COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
   SECTION 7.3. MAINTENANCE OF PROPERTY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
   SECTION 7.4. CONDUCT OF BUSINESS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41





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
   SECTION 7.5. INSURANCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
   SECTION 7.6. PAYMENT OF TAXES AND CLAIMS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
   SECTION 7.7. VISITS AND INSPECTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
   SECTION 7.8. USE OF PROCEEDS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
   SECTION 7.9. ENVIRONMENTAL MATTERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
   SECTION 7.10. BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
   SECTION 7.11. STATUS OF RIC AND BDC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
   SECTION 7.12. ERISA EXEMPTIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   SECTION 7.13. FURTHER ASSURANCES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   SECTION 7.14. BORROWING SUBSIDIARIES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   SECTION 7.15. YEAR 2000 COMPLIANCE.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE 8 INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43

   SECTION 8.1. QUARTERLY FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
   SECTION 8.2. YEAR-END STATEMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
   SECTION 8.3. COMPLIANCE CERTIFICATE; BORROWING BASE CERTIFICATE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
   SECTION 8.4. OTHER INFORMATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .45

ARTICLE 9 NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47

   SECTION 9.1. FINANCIAL COVENANTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
   SECTION 9.2. INDEBTEDNESS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
   SECTION 9.3. CONTINGENT OBLIGATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
   SECTION 9.4. INVESTMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
   SECTION 9.5. LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
   SECTION 9.6. DISTRIBUTIONS TO SHAREHOLDERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
   SECTION 9.7. MERGER, CONSOLIDATION AND SALES OF ASSETS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
   SECTION 9.8. FISCAL YEAR.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
   SECTION 9.9. MODIFICATIONS TO MATERIAL CONTRACTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
   SECTION 9.10. TRANSACTIONS WITH AFFILIATES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52

ARTICLE 10 DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52

   SECTION 10.1. EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
   SECTION 10.2. REMEDIES UPON EVENT OF DEFAULT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
   SECTION 10.3. REMEDIES UPON CERTAIN DEFAULTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
   SECTION 10.4. ALLOCATION OF PROCEEDS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
   SECTION 10.5. PERFORMANCE BY AGENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
   SECTION 10.6. RIGHTS CUMULATIVE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57

ARTICLE 11 THE AGENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57

   SECTION 11.1. AUTHORIZATION AND ACTION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
   SECTION 11.2. AGENT'S RELIANCE, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
   SECTION 11.3. DEFAULTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
   SECTION 11.4. AGENT AS LENDER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
   SECTION 11.5. APPROVALS OF LENDERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
   SECTION 11.6. LENDER CREDIT DECISION, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
   SECTION 11.7. INDEMNIFICATION OF AGENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
   SECTION 11.8. SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
   SECTION 11.9. SYNDICATION AGENT AND CO-AGENT.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61

ARTICLE 12 MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62

   SECTION 12.1. NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .62
   SECTION 12.2. EXPENSES.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
   SECTION 12.3. SETOFF.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
   SECTION 12.4. JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . .64





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
   SECTION 12.5. SUCCESSORS AND ASSIGNS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
   SECTION 12.6. REMOVAL OF LENDERS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
   SECTION 12.7. AMENDMENTS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
   SECTION 12.8. NONLIABILITY OF AGENT AND LENDERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
   SECTION 12.9. CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .69
   SECTION 12.10. INDEMNIFICATION.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .70
   SECTION 12.11. TERMINATION; SURVIVAL.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
   SECTION 12.12. SEVERABILITY OF PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
   SECTION 12.13. GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
   SECTION 12.14. COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
   SECTION 12.15. LIMITATION OF LIABILITY.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
   SECTION 12.16. ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
   SECTION 12.17. CONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73


SCHEDULE 6.1(b)   Ownership Structure
SCHEDULE 6.1(g)   Indebtedness and Liens
SCHEDULE 6.1(h)   Material Contracts
SCHEDULE 9.3      Contingent Obligations

EXHIBIT A         Form of Assignment and Acceptance Agreement
EXHIBIT B         Form of Guaranty
EXHIBIT C         Form of Notice of Borrowing
EXHIBIT D         Form of Notice of Continuation
EXHIBIT E         Form of Notice of Conversion
EXHIBIT F         Form of Note
EXHIBIT G         Form of Opinion of Counsel
EXHIBIT H         Form of Compliance Certificate
EXHIBIT I-1       Form of Borrowing Base Certificate of Company
EXHIBIT I-2       Form of Borrowing Base Certificate of SBLC

         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 20, 1998, by and among ALLIED CAPITAL CORPORATION, a corporation organized under the laws of the State of Maryland (the "Company"), ALLIED CAPITAL REIT, INC., a Maryland corporation ("REIT"), ALLIED CAPITAL SBLC CORPORATION, a Maryland corporation ("SBLC," and together with the Company and REIT, collectively, the "Borrowers" and individually, a "Borrower"), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5(d) (the "Lenders"), BANKBOSTON, N.A., a national banking association, as Disbursing Agent (the "Disbursing Agent"), FIRST UNION NATIONAL BANK, a national banking association, as Syndication Agent (the "Syndication Agent"), NATIONSBANK OF TEXAS, N.A., a national banking association, as Co-Agent (the "Co-Agent") and RIGGS BANK N.A., a national banking association, as Managing Agent (the "Managing Agent").

                                    RECITALS

         Pursuant to the Credit Agreement dated as of January 8, 1998, among the Company, SBLC, the Lenders parties thereto (the "Existing Lenders"), the Disbursing Agent, the Syndication Agent and the Managing Agent (the "Existing Credit Agreement"), the Existing Lenders agreed to make available to the Company a $150,000,000 revolving credit facility (which includes a $30,000,000 sub-facility for SBLC). The parties hereto wish to amend and restate the Existing Credit Agreement to, among other things, add REIT as a Borrower, add an additional Lender and increase the amount of credit available.

         The Lenders desire to make available to the Company and REIT a $200,000,000 revolving credit facility (which includes a $40,000,000 sub-facility for SBLC) on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree that, effective as of the date hereof, the Existing Credit Agreement shall be and hereby is amended to read in its entirety as follows:

                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.1.       DEFINITIONS.

         In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:

         "ADDITIONAL COSTS" has the meaning given that term in Section 4.1.

         "ADJUSTED EBIT" means, for any period with respect to the Company and its Subsidiaries on a consolidated basis, income after deduction of all expenses and other proper charges other than taxes and Interest Expense, including realized gains and losses, but excluding gain income related to asset securitization transactions, unrealized gains and losses on

Investments and the amortization of market discount income related to Investments acquired at less than face value, all as determined in accordance with GAAP.

         "ADJUSTED EURODOLLAR RATE" means, with respect to each Interest Period for any LIBOR Loan, the rate obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to one minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America to residents of the United States of America).

         "AFFILIATE" means any Person (other than an Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, the Company; (b) directly or indirectly owning or holding five percent (5.0%) or more of any equity interest in the Company; or (c) five percent (5.0%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by the Company. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise, other than by investment advisory contracts entered into in the ordinary course of business of the Company or a Subsidiary of the Company.

         "AGENTS" means the Disbursing Agent, the Syndication Agent, the Co-Agent and the Managing Agent, individually and collectively.

         "AGREEMENT DATE" means the date as of which this Agreement is dated.

         "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts, tribunals and arbitrators.

         "ASSIGNEE" has the meaning given that term in Section l2.5(d).

         "ASSIGNMENT AND ACCEPTANCE AGREEMENT" means an Assignment and Acceptance Agreement among a Lender, an Assignee and each Agent, substantially in the form of Exhibit A or such other form as may be agreed to by such Lender, such Assignee and each Agent.

         "BANKBOSTON RATE" means the rate of interest per annum announced publicly by the Disbursing Agent as its base rate from time to time. The BankBoston Rate is not necessarily the best or the lowest rate of interest offered by the Disbursing Agent or any Lender.

         "BASE RATE" means the per annum rate of interest equal to the greater of (a) the BankBoston Rate or (b) the Federal Funds Rate plus one-half of one percent (0.5%). Any change in the Base Rate resulting from a change in the BankBoston Rate or the Federal Funds Rate shall become effective as of 12:01 a.m. on the Business Day on which each such change occurs. The

Base Rate is a reference rate used by the Disbursing Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Disbursing Agent or any Lender on any extension of credit to any debtor.

         "BASE RATE LOAN" means a Loan bearing interest at a rate based on the Base Rate.

         "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "BORROWER" has the meaning set forth in the introductory paragraph hereof and shall include each Borrower's successors and assigns.

         "BORROWING BASE" means, at any time, with respect to the Company or SBLC and without duplication, (a) 100% of cash and Cash Equivalents owned by such Borrower, free and clear of all Liens, plus (b) in the case of the Borrowing Base of SBLC, 75% of Guaranteed 7(a) Loans owned by SBLC that are Eligible Assets, plus (c) 50% of any other Eligible Assets owned by such Borrower (or in the case of the Borrowing Base of the Company, the Subordinated CMBS Tranches may be owned by the QRS and the Sale Leaseback Assets may be owned by a Real Estate Sub), provided that: (1) not more than 50% of the Borrowing Base of the Company shall be derived from Commercial Mortgage Loans (excluding those made pursuant to Section 504 of the SBA Act) owned by the Company; (2) not more than 50% of the Borrowing Base of the Company shall be derived from Mezzanine Loans owned by the Company; (3) not more than 20% of the Borrowing Base of the Company shall be derived from Subordinated CMBS Tranches owned by the QRS; (4) not more than 15% of the Borrowing Base of the Company shall be derived from Equity Investments owned by the Company, (5) not more than 25% of the Borrowing Base of the Company shall be derived from Loans made pursuant to Sections 7(a) and 504 of the SBA Act, and (6) not more than 25% of the Borrowing Base of the Company shall be derived from Sale Leaseback Assets and no Sale Leaseback Asset may be included in the Borrowing Base for more than six months, minus (c) all Unsecured Indebtedness and Contingent Obligations of such Borrower. For the purpose of determining the Borrowing Base, the value of Eligible Assets shall be determined in accordance with the market valuation method pursuant to GAAP, provided that (i) in no event shall a debt security be valued at more than the outstanding principal balance thereof, and (ii) the market valuation method used by the Company and the corresponding values of Eligible Assets must be acceptable to the Managing Agent in its reasonable discretion. For purposes of this definition, Eligible Assets owned by REIT shall be deemed to be owned by the Company, and therefore included in the Borrowing Base to the same extent as Eligible Assets that are in fact owned by the Company.

         "BORROWING BASE ASSETS" means, at any time, Eligible Assets included in the Borrowing Base with respect to which Loans are outstanding.

         "BORROWING BASE CERTIFICATE" has the meaning given such term in
Section 8.3.

         "BUSINESS DAY" means (a) any day other than a Saturday, Sunday or other day on which banks in New York City, New York, are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "CAPITALIZED LEASE OBLIGATION" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with such principles.

         "CASH EQUIVALENTS" means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-1 or the equivalent by Standard & Poor's Rating Group, a division of McGraw-Hill, Inc. ("S&P") or at least P-1 or the equivalent by Moody's Investors Services, Inc. ("Moody's"); (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

         "CMBS" means any security that entitles the holder thereof to receive all or a specified portion of, or to receive payments based upon payments received on, the proceeds of Commercial Mortgage Loans, either fixed or revolving.

         "COMMERCIAL MORTGAGE LOAN" means a loan secured by a Lien on improved real estate used for commercial purposes and occupied by the applicable Obligor.

         "COMMITMENT" means, as to each Lender, such Lender's obligation to make Loans pursuant to Section 2.1 in an amount up to, but not exceeding, the amount set forth for such Lender on its signature page hereto as such Lender's "Initial Commitment Amount" or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to
Section 2.9 or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

         "COMMITMENT PERCENTAGE" means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender's Commitment to (b) the sum of the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the "Commitment Percentage" of each Lender shall be the Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.

         "COMPLIANCE CERTIFICATE" has the meaning given such term in Section
8.3.

         "CONTINGENT OBLIGATION" as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (a) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (c) under Interest Rate Agreements; or (d) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), comaking, discounting with recourse or sale with recourse by such Person of the obligation of another, (ii) the obligation to make take or pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (iii) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed. The amount of any Contingent Obligation outstanding under clauses (c) or (d) shall be the net amount determined in good faith by the Managing Agent using any convention or method used by the Managing Agent in quantifying its own exposure under such agreements or arrangements.

         "CONTINUE," "CONTINUATION" AND "CONTINUED" each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.6.

         "CONVERT," "CONVERSION" AND "CONVERTED" each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.7.

         "CREDIT EVENT" MEANS any of the following: (a) the making (or deemed making) of any Loan and (b) the Conversion of a Loan.

         "CREDIT RATING" means, at any time as to any Person, the lowest rating assigned by a Rating Agency to each series of rated senior unsecured long term indebtedness of such Person.

         "DEFAULT" means any of the events specified in Section 10.1, whether or not there has been satisfied any requirement for the giving of notice, the lapse of time or both.

         "DEFAULTING LENDER" has the meaning set forth in Section 3.l1.

         "DISBURSING AGENT" means BankBoston, N.A., in its capacity as contractual representative of the Lenders under the terms of this Agreement, and any of its successors.

         "DOLLARS" or "$" means the lawful currency of the United States of America.

         "EFFECTIVE DATE" means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled.

         "ELIGIBLE ASSETS" means any of the following Investments that satisfy all of the Eligibility Requirements: (a) cash and Cash Equivalents, (b) Commercial Mortgage Loans; (c) Subordinated CMBS Tranches; (d) Mezzanine Loans;
(e) Commercial Mortgage Loans made pursuant to Section 504 of the SBA Act; (f) loans made pursuant to Section 7(a) of the SBA Act, (g) Equity Investments, and
(h) Sale Leaseback Assets.

         "ELIGIBLE ASSIGNEE" means any Person who is: (i) currently a Lender;
(ii) a commercial bank, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ("OECD"), or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender, such Person's senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency acceptable to the Managing Agent. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing under Section 10.1.(a) or (b), the "Eligible Assignee" shall mean any Person that is not an individual.

         "ELIGIBILITY REQUIREMENTS" means, for any Eligible Asset, that at all times the following statements are accurate and complete:

         (a)  No Obligor on the Eligible Asset is an Affiliate of a Borrower;

         (b) The Eligible Asset is owned by a Borrower or, in the case of Subordinated CMBS Tranches, by the QRS, or, in the case of Sale Leaseback Assets, by a Real Estate Sub;

         (c) The Eligible Asset is a legal, valid and binding obligation of each Obligor thereon, enforceable in accordance with its terms;

         (d) No payment on the Eligible Asset is more than 45 days past due, nor has such Eligible Asset been restructured during the most recently ended 12-month period in connection with the inability of the Obligor to perform its obligations as they existed prior to such restructuring;

         (e) The Eligible Asset is free and clear of all Liens, other than Liens described in clause (a) of the definition of Permitted Liens;

         (f)  The Eligible Asset complies with all Applicable Laws;

         (g) Each Obligor on the Eligible Asset is a United States citizen or corporation, partnership, limited liability company or other entity organized and existing under the laws of one of the states of the United States.;

         (h)  The Eligible Asset is not owned by SBIC or SSBIC;

         (i) The Eligible Asset is not secured by real or personal property located outside of the United States; and

         (j) The Eligible Asset does not arise out of a real estate equity participation.

         "ENVIRONMENTAL LAWS" means any Applicable Law relating to environmental protection or the manufacture, storage, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; Solid Waste Disposal Act, 42 U.S.C. 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq.; National Environmental Policy Act, 42 U.S.C. 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

         "EQUITY INVESTMENT" means an Investment by the Company in an Equity Issuance of a Person that is an operating business that sells goods or services.

         "EQUITY ISSUANCE" means any issuance or sale by a Person of its capital stock or other similar equity security, or any warrants, options or similar rights to acquire, or securities convertible into or exchangeable for, such capital stock or other similar equity security.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA GROUP" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "EVENT OF DEFAULT" means any of the events specified in Section 10.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upward to the nearest l/l00th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions for the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Disbursing Agent by federal funds dealers selected by the Disbursing Agent on such day on such transaction as determined by the Disbursing Agent.

         "FEES" means the fees and commissions provided for or referred to in
Section 3.6 and any other fees payable by the Company hereunder or under any other Loan Document.

         "FOREIGN LENDER" means any Lender organized under the laws of a jurisdiction other than the United States of America.

         "GAAP" means accounting principles as promulgated from time to time in statements, opinions and pronouncements by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board and in such statements, opinions and pronouncements of such other entities with respect to financial accounting of for-profit entities as shall be accepted by a substantial segment of the accounting profession in the United States.

         "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

         "GOVERNMENTAL AUTHORITY" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law.

         "GUARANTEED 7(A) LOAN" means a loan made by SBLC pursuant to Section 7(a) of the SBA Act and the payment of which is guaranteed by the SBA to the maximum amount permitted by Section 7(a) of the SBA Act, provided that such loan shall lose its status as a Guaranteed 7(a) Loan when all or any portion of the amount thereof guaranteed by the SBA is sold by SBLC.

         "GUARANTOR" means any Subsidiary that is required to execute and deliver a Guaranty.

         "GUARANTY" means a Guaranty executed by any Subsidiary and substantially in the form of Exhibit B.

         "HAZARDOUS MATERIALS" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, "TLCP" toxicity, or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials;

(d) asbestos in any form; or (e) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

         "INDEBTEDNESS" means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) obligations of such Person in respect of money borrowed; (b) obligations of such Person (other than trade debt incurred in the ordinary course of business), whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) consisting of repurchase agreements, whether on a recourse or a non-recourse basis, or
(iv) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property, (c) Capitalized Lease Obligations of such Person;
(d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment), and all obligations of such Person as the issuer of any letters of credit or acceptances (whether or not the same have been presented for payment); and (e) all Indebtedness of other Persons which (i) such Person has guaranteed or which is otherwise recourse to such Person or (ii) are secured by a Lien on any property of such Person.

         "INTELLECTUAL PROPERTY" has the meaning given that term in Section 6.1(r).

         "INTEREST EXPENSE" means, with respect to a Person and for any period, the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of such Person and in any event shall include all interest expense with respect to any Indebtedness in respect of which such Person is wholly or partially liable.

         "INTEREST PERIOD" means, with respect to any LIBOR Loan, each period commencing on the date such LIBOR Loan is made or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, or third calendar month thereafter, as the Company may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period for a LIBOR Loan that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) if any Interest Period would otherwise end after the Termination Date, such Interest Period shall end on the Termination Date, (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(iii) notwithstanding the immediately preceding clause (i), no Interest Period for any LIBOR Loan shall have a duration of less than one month and, if the Interest Period for any LIBOR Loan would otherwise be a shorter period, such Loan shall not be available hereunder for such period.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar contractual agreement or arrangement entered into with a nationally recognized financial institution then having an Investment Grade Rating for the purpose of protecting against fluctuations in interest rates.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "INVESTMENT" means, with respect to any Person and whether or not such investment constitutes a controlling interest in such Person (a) the purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person; (b) any loan, advance or extension of credit to, or contribution (in the form of money or goods) to the capital of, or the acquisition of a Sale Leaseback Asset from and the lease thereof to, any other Person; (c) any guaranty of the Indebtedness of any other Person; (d) any other investment in any other Person; and (e) any commitment or option to make an Investment in any other Person.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

         "INVESTMENT GRADE RATING" means a Credit Rating of BBB- or higher by S&P, Baa3 or higher by Moody's, or the equivalent or higher of either such rating by another Rating Agency.

         "LENDER" means each financial institution from time to time party hereto as a "Lender," together with its respective successors and assigns.

         "LENDING OFFICE" means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Acceptance Agreement, or such other office of such Lender as such Lender may notify the Disbursing Agent in writing from time to time.

         "LIBOR" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11 :00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "LIBOR LOAN" means a Loan bearing interest at a rate based on LIBOR.

         "LIEN" as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, pledge, lien, charge, ground lease or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such

Person, or upon the income or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction; and (d) any agreement by such Person to grant, give, or otherwise convey any of the foregoing.

         "LOAN" means a loan made by Lender to the Borrowers pursuant to
Section 2.1.

         "LOAN DOCUMENT" means this Agreement, each Note, each Guaranty and each other document or instrument now or hereafter executed and delivered by a Borrower or any Subsidiary in connection with, pursuant to or relating to this Agreement.

         "MANAGING AGENT" means Riggs Bank N.A., in its capacity as contractual representative of the Lenders under the terms of this Agreement, and any of its successors.

         "MASS MUTUAL" means Massachusetts Mutual Life Insurance Company.

         "MASS MUTUAL AGREEMENT" means the Note Agreement, dated as of April 30, 1992, as amended on September 1, 1992, November 19, 1992, October 29, 1993, and February 15, 1998, among Mass Mutual, Allied Capital Corporation, Allied Investment Corporation and Allied Financial Services Corporation, which has been assumed by the Company in connection with the merger described in the Proxy.

         "MATERIAL ADVERSE EFFECT" means a materially adverse effect on (a) the business, assets, liabilities, financial condition, results of operations or business prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any Loan Document to which it is a party which does not result from a material adverse effect on the items described in the immediate preceding clause (a), (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders and the Agents under any of such Loan Documents or (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith. Except with respect to representations made or deemed made by the Company or any Subsidiary in any of the other Loan Documents to which it is a party, all determinations of materiality shall be made by the Requisite Lenders in their reasonable judgment unless expressly provided otherwise.

         "MATERIAL CONTRACT" means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Company or any Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Material Adverse Effect.

         "MATERIAL PLAN" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

         "MATERIAL SUBSIDIARY" means, as of the date of any determination thereof, any Subsidiary which has total assets having a value (determined in accordance with the market valuation method pursuant to GAAP) greater than or equal to $20,000,000.

         "MERRILL LYNCH" means Merrill Lynch Mortgage Capital, Inc.

         "MERRILL LYNCH AGREEMENT" means, individually and collectively, (a) the Amended and Restated Master Repurchase Agreement, dated as of March 22, 1996, as amended on November 11, 1996, July 30, 1997, and March 18, 1998, among Merrill Lynch, Allied Capital Commercial Corporation and Business Mortgage Investors, Inc., and (b) the Master Repurchase Agreement, dated as of March 22, 1996, as amended on November 11, 1996, and March 18, 1998, between Merrill Lynch and Allied Capital Commercial Corporation, each of which has been assumed by the Company in connection with the merger described in the Proxy.

         "MEZZANINE LOANS" means loans that are not loans made pursuant to the SBA Act and that are made to businesses for acquisitions, growth, working capital and other business purposes, which may be combined with rights to acquire equity interests in such businesses.

         "MOODY'S" means Moody's Investors Services, Inc.

         "MORGAN STANLEY" means Morgan Stanley Mortgage Capital, Inc.

         "MORGAN STANLEY AGREEMENT" means the Master Loan and Security Agreement, dated as of August 21, 1997, as amended on March 18, 1998, among Morgan Stanley, Allied Capital Commercial Corporation and Business Mortgage Investors, Inc., which has been assumed by the Company in connection with the merger described in the Proxy.

         "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "NET PROCEEDS" means, with respect to an Equity Issuance by a Person, the aggregate amount of all cash received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

         "NOTE" has the meaning given such term in Section 2.8.

         "NOTICE OF BORROWING" means a notice in the form of Exhibit C to be delivered to the Disbursing Agent pursuant to Section 2.1(b) evidencing a Borrower's request for a borrowing of Loans.

         "NOTICE OF CONTINUATION" means a notice in the form of Exhibit D to be delivered to the Disbursing Agent pursuant to Section 2.6 evidencing a Borrower's request for the Continuation of a LIBOR Loan.

         "NOTICE OF CONVERSION" means a notice in the form of Exhibit E to be delivered to the Disbursing Agent pursuant to Section 2.7 evidencing a Borrower's request for the Conversion of a Loan from one Type to another Type.

         "OBLIGATIONS" means, individually and collectively: (a) the aggregate principal balance of and all accrued and unpaid interest on, all Loans and (b) all other indebtedness, liabilities, obligations, covenants and duties of the Borrowers owing to the Agents or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, all Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note.

         "OBLIGOR" means each maker, endorser, guarantor and issuer of an Eligible Asset, or, in the case of a Sale Leaseback Asset, the lessee of the applicable real estate.

         "OPIC" means Overseas Private Investment Corporation.

         "OPIC AGREEMENT" means the Loan Agreement, dated as of April 10, 1995, as amended on February 25, 1998, between OPIC and Allied Capital Corporation.

         "OTHER RELEVANT SUBSIDIARY" means any Subsidiary, individually or together with other Subsidiaries, the occurrence of any of the events described in Sections 10.1(f) or 10.1(g) with respect to which could reasonably be expected to have a Material Adverse Effect.

         "PARTICIPANT" has the meaning given that term in Section 12.5(c).

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "PERMITTED LIENS" means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under
Section 7.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen's compensation, unemployment insurance or similar Applicable Laws; (c) Liens in favor of the Managing Agent for the benefit of the Lenders; and (d) in the case of a Sale Leaseback Asset, covenants, restrictions, rights of way, easements and other matters of public record, and other matters to which like properties are commonly subject, that singly or in the aggregate do not materially and adversely affect the value or marketability of, or materially interfere with the use or enjoyment of, such Sale Leaseback Asset.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "PORTFOLIO INVESTMENT" means any Investment of a Borrower made or acquired in the ordinary course of business in an eligible portfolio company (within the meaning of the Investment Company Act) or in any other Person, provided that, in each case, such Investment may be classified as a portfolio Investment in accordance with GAAP and such classification is acceptable to the Managing Agent in its reasonable discretion.

         "POST-DEFAULT RATE" means, in respect of any principal of any Loan or any other Obligation that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum equal to two percent (2.0%) plus the Base Rate as in effect from time to time.

         "PRINCIPAL OFFICE" means the office of the Disbursing Agent located at 100 Federal Street, Boston, Massachusetts, or such other office of the Disbursing Agent as the Disbursing Agent may designate from time to time.

         "PRO FORMA DEBT SERVICE" means at any time for the Company and its Subsidiaries on a consolidated basis the sum of principal payments of Indebtedness scheduled to be repaid during the next succeeding 12-month period (excluding principal payments with respect to the Loans) plus estimated Interest Expense for such 12-month period, as determined by the Managing Agent in good faith using reasonable assumptions of outstanding Indebtedness and interest rates applicable thereto.

         "PROXY" means the Joint Proxy Statement/Prospectus, dated October 9, 1997, furnished to the stockholders of Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Commercial Corporation, Allied Capital Lending Corporation and Allied Capital Advisers, Inc.

         "QUARTERLY DATE" MEANS the last Business Day of March, June, September and December in each year, the first of which shall be June 30, 1998.

         "QRS" means a Wholly Owned Subsidiary of REIT that is a qualified real estate investment trust subsidiary within the meaning of the Internal Revenue Code.

         "RATING AGENCY" means S&P, Moody's or any other nationally recognized securities rating agency selected by the Borrower and acceptable to the Requisite Lenders.

         "REAL ESTATE SUB" means any Wholly-Owned Subsidiary of the REIT that holds fee simple title to a Sale Leaseback Asset.

         "REGISTER" has the meaning given that term in Section 12.5(e).

         "REGULATORY CHANGE" means, with respect to any Lender, any change effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive made or issued after the Agreement Date regarding capital adequacy.

         "REQUISITE LENDERS" means, as of any date, (a) when there are three or fewer Lenders, all Lenders, and (b) when there are more than three Lenders, Lenders having at least 66 2/3% of the aggregate amount of the Commitments, or if the Commitments have been terminated or reduced to zero, Lenders holding at least 66 2/3% of the principal amount of the Loans.

         "RIC" means a Person qualifying for treatment as a "regulated investment company" under the Internal Revenue Code.

         "SALE LEASEBACK ASSET" means (a) commercial real estate that has been acquired in fee simple by a Real Estate Sub in connection with a transaction providing for a purchase of such Real Estate by the Real Estate Sub from the owner thereof and the simultaneous lease of the real estate by the Real Estate Sub to such owner or its designee, and (b) all of such Real Estate Sub's rights as a lessor of such real estate.

         "SBA" means the Small Business Administration.

         "SBA ACT" means the Small Business Investment Act of 1958, as amended.

         "SBIC" means Allied Investment Corporation, a Maryland corporation.

         "SECURED INDEBTEDNESS" means, with respect to any Person, any Indebtedness of such Person that is secured in any manner by any Lien, and shall include such Person's pro rata share of the Secured Indebtedness of any of such Person's Unconsolidated Affiliates.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

         "SECURITIZED DEBT" means the Indebtedness of a Securitization Issuer evidenced by a CMBS issuance of such Securitization Issuer, the proceeds of which are used to purchase Commercial Mortgage Loans from REIT or a QRS.

         "SECURITIZATION ISSUER" means a trust or other Person formed for the limited purpose of acquiring Commercial Mortgage Loans from REIT or a QRS with the proceeds of a CMBS issuance.

         "SOLVENT" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities); and (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature and (c) that the Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

         "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill Companies, Inc.

         "SSBIC" means Allied Capital Financial Corporation, a Maryland corporation.

         "SUBORDINATED CMBS TRANCHE" means the series of a CMBS issuance that is junior to all CMBS in such issuance that carry a rating of a Rating Agency and is senior to any other CMBS of such issuance.

         "SUBORDINATED DEBT" means Indebtedness of the Company or any of its Subsidiaries that is subordinated in right of payment and otherwise to the Loans and the other Obligations in a manner satisfactory to the Managing Agent and the Requisite Lenders in their sole and absolute discretion.

         "SUBSIDIARY" means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "MAJORITY OWNED SUBSIDIARY" means any such corporation, partnership, limited liability company or other entity of which greater than 50% of the equity securities or other ownership interests are so owned or controlled. "WHOLLY OWNED SUBSIDIARY" means any such corporation, partnership, limited liability company or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled. Notwithstanding the foregoing, a Portfolio Investment of a Borrower or a Subsidiary shall not be a Subsidiary of such Borrower or such Subsidiary.

         "SYNDICATION AGENT" means First Union National Bank, in its capacity as contractual representative of the Lenders under this Agreement, and any of its successors.

         "TANGIBLE NET WORTH" means, for any Person and as of a given date, such Person's total stockholder's equity minus (to the extent reflected in determining stockholders' equity of such Person): (a) the amount of any net write-up in the book value of any assets contained in any balance sheet of such Person resulting from revaluation thereof or any net write-up in excess of the cost of such assets acquired and (b) the aggregate of all amounts appearing on the assets side of any such balance sheet for franchises, licenses, permits, patents, patent applications, copyrights, trademarks, trade names, goodwill, treasury stock, experimental or organizational expenses and other like assets which would be properly classified as intangible assets under GAAP.

         "TAXES" has the meaning given that term in Section 3.12.

         "TERMINATION DATE" means June 30, 1999.

         "TYPE" with respect to any Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan.

         "UNCONSOLIDATED AFFILIATE" shall mean, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

         "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (a) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (b) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "UNSECURED INDEBTEDNESS" means, with respect to a Person, all Indebtedness of such Person that is not Secured Indebtedness.

SECTION 1.2.       GENERAL; REFERENCES TO TIMES.

         Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP in effect as of the Agreement Date. References in this Agreement to "Sections," "Articles," "Exhibits" and "Schedules" are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified from time to time to the extent permitted hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to "Subsidiary" means a Subsidiary of the Company or a Subsidiary of such Subsidiary and a reference to an "Affiliate" means a reference to an Affiliate of the Company. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to Boston, Massachusetts, time.

                                   ARTICLE 2
                                CREDIT FACILITY

SECTION 2.1.       LOANS.

         (a) Generally. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Termination Date, each Lender severally and not jointly agrees to make Loans to the Borrowers in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender's Commitment, provided, however, that in no event shall (1) the aggregate principal amount of all outstanding Loans to the Company and REIT exceed the lesser of (i) the Borrowing Base of the Company, and (ii) the aggregate amount of the Commitments as in effect from time to time, and (2) the aggregate principal amount of Loans to SBLC exceed the lesser of (i) the Borrowing Base of SBLC, and (ii) $40,000,000, and (3) the aggregate principal amount of all outstanding Loans exceed the aggregate amount of the Commitments as in effect from time to time. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Termination Date, the Borrowers may borrow, repay and reborrow Loans hereunder.

         (b) Requesting Loans. The Company and REIT shall give the Disbursing Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Loans. Each Notice of Borrowing shall be delivered to the Disbursing Agent before 12:00 noon (a) in the case of LIBOR Loans, on the date two Business Days prior to the proposed date of such borrowing and (b) in the case of Base Rate Loans, on the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Company and REIT pursuant to a Notice of Borrowing sent to the Disbursing Agent by telecopy on the same day of the giving of such telephonic notice. The Disbursing Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Lender promptly upon receipt by the Disbursing Agent (but in any event not later than 1:00 p.m. on the date of receipt thereof). Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the applicable Borrower specified therein.

         (c) Disbursements of Loan Proceeds. No later than 3:00 p.m. on the date specified in the Notice of Borrowing, each Lender will make available for the account of its applicable Lending Office to the Disbursing Agent at the Principal Office, in immediately available funds, the proceeds of the Loan to be made by such Lender. With respect to Loans to be made after the Effective Date, unless the Disbursing Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to the Disbursing

Agent the Loan to be made by such Lender on such date, the Disbursing Agent may assume that such Lender will make the proceeds of such Loan available to the Disbursing Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Disbursing Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the applicable Borrower the amount of such Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions set forth in Article 5 for such borrowing, the Disbursing Agent will make the proceeds of such borrowing available to the applicable Borrower no later than 4:00 p.m. on the date and at the account specified by the Company in such Notice of Borrowing.

SECTION 2.2.       RATES AND PAYMENT OF INTEREST ON LOANS.

         (a) Rates. The Company and REIT jointly and severally promise to pay to the Disbursing Agent for the account of each Lender with respect to Loans made to the Company or REIT, and SBLC severally promises to pay to the Disbursing Agent for account of each Lender with respect to Loans made to SBLC, interest on the unpaid principal amount of each such Loan for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:

                 (1) during such periods as such Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time); and

                 (2) during such periods as such Loan is a LIBOR Loan, at the Adjusted Eurodollar Rate for such Loan for the Interest Period therefor, plus 1.25%.

Notwithstanding the foregoing, (i) during the continuance of an Event of Default, and prior to maturity or acceleration of the Obligations, each Borrower hereby promises to pay to the Disbursing Agent for account of each Lender interest at 2% per annum in excess of the rates otherwise payable hereunder on the aggregate outstanding principal of all Loans made by such Lender to such Borrower and on any other amount payable by such Borrower hereunder or under the Notes held by such Lender (including without limitation, overdue accrued but unpaid interest to the extent permitted under Applicable
Law), and (ii) upon the maturity or acceleration of the Obligations in accordance with the terms hereof, each Borrower promises to pay to the Disbursing Agent for the account of each Lender interest at the Post-Default Rate on such amounts.

         (b) Payment of Interest. Accrued interest on each Loan shall be payable as provided in each of the following clauses which apply to such Loan:
(i) in the case of a Base Rate Loan, monthly on the last Business Day of each calendar month, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period therefor, (iii) in the case of a LIBOR Loan, upon the payment, prepayment or Continuation thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), and (iv) in the case of any Base Rate Loan, upon the payment or prepayment thereof in full. Interest payable during the continuance of an Event of Default but prior to maturity or acceleration of the Obligations shall be payable in accordance with the immediately preceding sentence. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Disbursing

Agent shall give notice thereof to the Lenders to which such interest is payable and to the Company. All determinations by the Disbursing Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrowers for all purposes, absent manifest error.

SECTION 2.3.       NUMBER OF INTEREST PERIODS.

         There may be no more than five (5) different Interest Periods for LIBOR Loans outstanding at the same time.

SECTION 2.4.       REPAYMENT OF LOANS.

         Each Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Loans made to it on the Termination Date. The Company and REIT shall be jointly and severally liable for Loans made to the Company or REIT and SBLC shall be severally liable for Loans made to it.

SECTION 2.5.       PREPAYMENTS.

         (a) Optional. Subject to Section 4.4, a Borrower may prepay any Loan made to it at any time without premium or penalty.

         (b) Mandatory. If at any time either (i) the aggregate principal amount of all outstanding Loans, exceeds the aggregate amount of the Commitments in effect at such time, or (ii) the aggregate principal amount of all outstanding Loans to the Company and REIT exceeds the Borrowing Base of the Company in effect at such time, or (iii) the aggregate principal amount of all outstanding Loans to SBLC exceeds the Borrowing Base of SBLC in effect at such time, then in any such case the applicable Borrower shall immediately pay to the Disbursing Agent for the accounts of the Lenders the amount of such excess. If the applicable Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, such Borrower shall pay all amounts due under Section 4.4.

SECTION 2.6.       CONTINUATION.

         So long as no Default or Event of Default shall have occurred and be continuing, the Company may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan, as applicable, by selecting a new Interest Period for such Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Company giving to the Disbursing Agent a Notice of Continuation not later than 12:00 noon on the second Business Day prior to the date of any such Continuation. Such notice by the Company of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loan, and portion thereof subject to such Continuation and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. Each Notice of Continuation shall be irrevocable by and binding on the applicable

Borrower once given. Promptly after receipt of a Notice of Continuation (and in any event not later than 1:00 p.m. on the date of receipt thereof), the Disbursing Agent shall notify each Lender by telex or telecopy, or other similar form of transmission of the proposed Continuation. If the Company shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan.

SECTION 2.7.       CONVERSION.

         So long as no Default or Event of Default shall have occurred and be continuing, the Company may on any Business Day, upon the Company's giving of a Notice of Conversion to the Disbursing Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type. Any Conversion of a LIBOR Loan into a Base Rate Loan shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan. Each such Notice of Conversion shall be given by the Company not later than 12:00 noon (a) on the Business Day prior to the date of any proposed Conversion into Base Rate Loans or (b) on the second Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly upon receipt of a Notice of Conversion (and in any event not later than 1:00 p.m. on the date of receipt thereof), the Disbursing Agent shall notify each Lender by telecopy or other similar form of transmission of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or telecopy confirmed immediately in writing if by telephone, in the form of a Notice of Conversion specifying (1) the requested date of such Conversion, (2) the Type of Loan to be Converted,
(3) the portion of such Type of Loan to be Converted, (4) the Type of Loan such Loan is to be Converted into and (5) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan. Each Notice of Conversion shall be irrevocable by and binding on the applicable Borrower once given.

SECTION 2.8.       NOTE.

         (a) Note. The Loans made by each Lender shall, in addition to this Agreement, also be evidenced by a promissory note of the applicable Borrowers substantially in the form of Exhibit F (each a "Note"), payable to the order of such Lender. The Note issued by the Company and REIT to each Lender shall be in a principal amount equal to the amount of such Lender's Commitment as originally in effect. The Note issued by SBLC to each Lender shall be in a principal amount equal to such Lender's pro rata share of $40,000,000.

         (b) Records; Endorsement on Transfer. The date, amount, interest rate, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to each Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be prima facie evidence of such matters. Prior to the transfer of any Note, the Lender shall endorse such items on such Note or any allonge thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of such Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of the Loans evidenced by such Note.

SECTION 2.9.       VOLUNTARY REDUCTIONS OF THE COMMITMENT.

         The Company shall have the right to terminate or reduce the aggregate unused amount of the Commitments at any time and from time to time without penalty or premium upon not less than five Business Days prior written notice to the Disbursing Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given and effective only upon receipt by the Disbursing Agent. The Disbursing Agent will promptly transmit such notice to each Lender. The Commitments, once terminated or reduced may not be increased or reinstated.

                                   ARTICLE 3
                  PAYMENTS, FEES AND OTHER GENERAL PROVISIONS

SECTION 3.1.       PAYMENTS.

         Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Disbursing Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Prior to making any such payment, the Company shall give the Disbursing Agent notice of such payment. Subject to Sections 3.2 and 3.3, the Disbursing Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time from any special or general deposit account of the applicable Borrower with the Disbursing Agent or such Lender, as the case may be (with notice to the Company, the other Lenders and the Disbursing Agent). The Company shall, at the time of making each payment under this Agreement or any Note, specify to the Disbursing Agent the amounts payable by the applicable Borrower hereunder to which such payment is to be applied. Each payment received by the Disbursing Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender at the applicable Lending Office of such Lender no later than 5:00 p.m. on the date of receipt. If the Disbursing Agent fails to pay such amount to a Lender as provided in the previous sentence, the Disbursing Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.

SECTION 3.2.       PRO RATA TREATMENT.

         Except to the extent otherwise provided herein: (a) each borrowing from the Lenders under Section 2.1(a) shall be made from the Lenders, each payment of the Fees under Section 3.6(a) shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.9 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Loans the outstanding principal amount of the Loans shall not be held by the Lenders pro rata in accordance with their respective Commitments in effect at the time such Loans were made, then such payment shall be applied to the Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Loans being held by the Lenders pro rata in accordance with their respective Commitments; (c) each payment of interest on Loans shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 4.5) shall be made pro rata among the Lenders according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Lender's portion of each Loan of such Type shall be coterminous.

SECTION 3.3.       SHARING OF PAYMENTS, ETC.

         Each Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Lender or an Agent may otherwise have, each Lender and each Agent shall be entitled, at its option, to offset balances held by it for the account of such Borrower at any of such Lender's (or an Agent's) offices, in Dollars or in any other currency, against any principal of, or interest on, any of such Lender's Loans to such Borrower hereunder (or other Obligations of such Borrower owing to such Lender or an Agent hereunder) which is not paid when due (regardless of whether such balances are then due to such Borrower), in which case such Lender shall promptly notify the Company, all other Lenders and the each Agent thereof; provided, however, such Lender's failure to give such notice shall not affect the validity of such offset. If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to a Borrower under this Agreement, or shall obtain payment on any other Obligation owing by a Borrower through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by a Borrower to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders pro rata in accordance with Section 3.2 or Section 10.4, as applicable, such Lender shall promptly pay such amounts to the other Lenders and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2 or Section 10.4. To such end, all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.

SECTION 3.4.       SEVERAL OBLIGATIONS.

         No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

SECTION 3.5.       MINIMUM AMOUNTS.

         (a) Borrowings and Conversions. Each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess thereof. Each borrowing of LIBOR Loans, and each Conversion of Loans to LIBOR Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount.

         (b) Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000.

         (c) Reductions of Commitments. Each reduction of the Commitments under Section 2.9 shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

SECTION 3.6.       FEES.

         (a) Commitment Fee. The Company agrees to pay to the Disbursing Agent for the account of the Lenders a commitment fee in respect of the Commitments (whether or not utilized) at the rate of two-tenths of one percent (0.20%) per annum for the period from and including the Agreement Date to but excluding the Termination Date. Such commitment fee shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date.

         (b) Facility Fee. The Company agrees to pay to the Disbursing Agent for the account of the Lenders on the Agreement Date a facility fee in the amount of 0.05% of the aggregate Commitments.

         (c) Administrative and Other Fees. The Company agrees to pay the administrative and other fees of each Agent as may be agreed to in writing from time to time.

SECTION 3.7.       COMPUTATIONS.

         Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or other Obligations due hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

SECTION 3.8.       USURY.

         In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by a Borrower or received by any Lender, then such excess sum shall be credited as a payment of principal, unless such Borrower shall notify the respective Lender in writing that such Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrowers not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrowers under Applicable Law.

SECTION 3.9.       AGREEMENT REGARDING INTEREST AND CHARGES.

         The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrowers for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.2(a). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or "breakage" charges, increased cost charges, attorneys' fees and reimbursement for costs and expenses paid by the Disbursing Agent or any Lender to third parties or for damages incurred by the Disbursing Agent or any Lender, are charges made to compensate the Disbursing Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Disbursing Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money.

SECTION 3.10.      STATEMENTS OF ACCOUNT.

         The Disbursing Agent will account to the Company monthly with a statement of Loans, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Disbursing Agent shall be deemed prima facie evidence of such matters. The failure of the Disbursing Agent to deliver such a statement of accounts shall not relieve or discharge a Borrower from any of its Obligations hereunder.

SECTION 3.11.      DEFAULTING LENDERS.

         (a) Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two Business Days after notice from the Disbursing Agent, then, in addition to the rights and remedies that may be available to the Disbursing Agent or the Borrowers under this Agreement or Applicable Law, such Defaulting Lender's right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Disbursing Agent or to be taken into account in the calculation of the Requisite Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Disbursing Agent of any amount required to be paid to the Disbursing Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Disbursing Agent or the Borrowers may have under the immediately preceding provisions or otherwise, the Disbursing Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, and (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document. Any amounts received by the Disbursing Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by the Disbursing Agent and either applied against the purchase price of such Loans under the following subsection (b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default. Neither Borrower shall have any liability in respect of such action by the Disbursing Agent.

         (b) Purchase of Defaulting Lender's Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Disbursing Agent no sooner than 2 Business Days and not later than 10 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right. Upon any such purchase, the Defaulting Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser thereof including an appropriate Assignment and Acceptance Agreement and, notwithstanding Section 12.5(d), shall pay to the Syndication Agent an assignment fee in the amount of $3,000. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrowers to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Disbursing Agent shall apply against such purchase price any amounts retained by the Disbursing Agent pursuant to the last sentence of the immediately preceding subsection (a). The Defaulting Lender shall be entitled to receive amounts owed to it by the Borrowers under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Disbursing Agent from or on behalf of the Borrowers. There shall be no recourse against any Lender or the Disbursing Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans. If, prior to a Lender's acquisition of a Defaulting Lender's Commitment pursuant to this subsection, such Defaulting Lender shall cure the event or condition which caused it to become a Defaulting Lender and shall have paid all amounts owing by it hereunder as a result thereof, then such Lender shall no longer have the right to acquire such Defaulting Lender's Commitment.

SECTION 3.12.      TAXES.

         (a) Taxes Generally. All payments by each Borrower of principal of, and interest on, the Loans and all other Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority in the United States of America, but excluding (i) franchise taxes, (ii) any taxes (other than withholding taxes that do not constitute back-up withholding taxes) that would not be imposed but for a connection between the Disbursing Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of the Disbursing Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document),
(iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on the Agreement Date,
(iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (v) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any Applicable Law, then such Borrower will:

                 (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                 (ii) promptly forward to the Disbursing Agent an official receipt or other documentation reasonably satisfactory to the Disbursing Agent evidencing such payment to such Governmental Authority; and

                 (iii) pay to the Disbursing Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Disbursing Agent or such Lender will equal the full amount that the Disbursing Agent or such Lender would have received had no such withholding or deduction been required .

         (b) Tax Indemnification. If a Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Disbursing Agent, for its account or the account of the respective Lender, as the case may be, the receipts or other documentary evidence described in subsection (a)(ii) above, such Borrower shall indemnify the Disbursing Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Disbursing Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Disbursing Agent or any Lender to or for the account of any Lender shall be deemed a payment by the applicable Borrower.

         (c) Tax Forms. Prior to the date that any Lender or Participant organized under the laws of a jurisdiction outside the United States of America becomes a party hereto, such Person shall deliver to the Company and the Disbursing Agent such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto (including Internal Revenue Service Forms W-8, 4224 or 1001, as applicable, or appropriate successor forms), properly completed, currently effective and duly executed by such Lender or Participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or Participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender or Participant is otherwise exempt.

                                   ARTICLE 4
                             YIELD PROTECTION, ETC.

SECTION 4.1.       ADDITIONAL COSTS; CAPITAL ADEQUACY.

         (a) Additional Costs. Each Borrower shall promptly pay to the Disbursing Agent for the account of a Lender from time to time such amounts (without duplication of amounts payable under Section 3.12) as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans to such Borrower or its obligation to make any LIBOR Loans to such Borrower hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change (other than those applying solely to a Lender by reason of a formal determination by the applicable regulator to be in a financially troubled condition) that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement utilized in the determination of the Adjusted Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender, or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy).

         (b) Lender's Suspension of LIBOR Loans. Without limiting the effect of the provisions of the immediately preceding subsection (a), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Company (with a copy to the Disbursing Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loan into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.5 shall apply).

         (c) Notification and Determination of Additional Costs. Each of the Disbursing Agent and each Lender agrees to notify the Company of any event occurring after the Agreement Date entitling the Disbursing Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, the failure of the Disbursing Agent or any Lender to give such notice shall not release a Borrower from any of its obligations hereunder. The Disbursing Agent and or such Lender agrees to furnish to the Company a certificate setting forth the basis and amount of each request by the Disbursing Agent or such Lender for compensation under this Section. Determinations by the Disbursing Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

SECTION 4.2.       SUSPENSION OF LIBOR LOANS.

         Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted Eurodollar Rate for any Interest Period:

         (a) the Disbursing Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period, or

         (b) the Disbursing Agent reasonably determines (which determination shall be conclusive) that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period;

then the Disbursing Agent shall give the Company and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans, or Convert Loans into LIBOR Loans, as the case may be, and each Borrower shall, on the last day of each current Interest Period for each affected outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan.

SECTION 4.3.       ILLEGALITY.

         Notwithstanding any other provision of this Agreement, if it becomes unlawful for any Lender to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Company thereof (with a copy to the Disbursing Agent) and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR

Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 4.5 shall be applicable).

SECTION 4.4.       COMPENSATION.

         Each Borrower shall pay to the Disbursing Agent for account of each Lender, upon the request of such Lender through the Disbursing Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

         (a) any payment or prepayment (whether mandatory or optional) of a LIBOR Loan, or Conversion of a LIBOR Loan, made by such Lender to such Borrower for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by such Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article 5 to be satisfied) to borrow a LIBOR Loan from such Lender on the date for such borrowing, or to Convert a Loan of another Type into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.

SECTION 4.5.       TREATMENT OF AFFECTED LOANS.

         If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1(b), Section 4.2 or Section 4.3, then such Lender's affected LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such LIBOR Loans (or, in the case of a Conversion required by Section 4.1(b) or 4.3, on such earlier date as such Lender may specify to the Company with a copy to the Disbursing Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1, 4.2 or 4.3 that gave rise to such Conversion no longer exist:

         (a) to the extent that such Lender's LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans; and

         (b) all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.

If such Lender gives notice to the Company (with a copy to the Disbursing Agent) that the circumstances specified in Section 4.1 or 4.3 that gave rise to the Conversion of such Lender's LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

SECTION 4.6.       CHANGE OF LENDING OFFICE.

         Each Lender agrees that it will use reasonable efforts to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 3.12, 4.l or 4.3 to reduce the liability of the Borrowers or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

SECTION 4.7.       ASSUMPTIONS CONCERNING FUNDING OF LIBOR LOANS.

         Calculation of all amounts payable to a Lender under this Article 4 shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article 4.

                                   ARTICLE 5
                              CONDITIONS PRECEDENT

SECTION 5.1.       INITIAL CONDITIONS PRECEDENT.

         The obligation of the Lenders to effect the occurrence of the first Credit Event hereunder is subject to the following conditions precedent:

         (a) The Managing Agent shall have received each of the following, in form and substance satisfactory to the Lenders:

                 (i) Counterparts of this Agreement executed by each of the parties hereto;

                 (ii) Notes executed by each Borrower, payable to each Lender and complying with the terms of Section 2.8(a);

                 (iii) An opinion of Sutherland, Asbill & Brennan LLP, counsel to the Borrower, addressed to the Managing Agent and the Lenders, in substantially the form of Exhibit G;

                 (iv) The Articles of Incorporation of each Borrower certified as of a recent date by the Secretary of State of the State of Maryland, to the extent not provided to the Existing Lenders;

                 (v) A good standing certificate with respect to each Borrower issued as of a recent date by the Secretary of State of the State of Maryland;

                 (vi) A certificate of incumbency signed by the Secretary or Assistant Secretary of each Borrower with respect to each of the officers of such Borrower authorized to execute and deliver the Loan Documents to which such Borrower is a party and the officers of such Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation and Notices of Conversion;

                 (vii) Copies (certified by the Secretary or Assistant Secretary of such Borrower) of the bylaws of such Borrower, to the extent not provided to the Existing Lenders, and of all corporate action taken by such Borrower to authorize the execution, delivery and performance of the Loan Documents to which it is a party;

                 (viii) To the extent not provided to the Existing Lenders, the articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument of each of SBIC and SSBIC certified as of a recent date by the Secretary of State of the State of formation of such Subsidiary;

                 (ix) To the extent not provided to the Existing Lenders, a certificate of good standing or certificate of similar meaning with respect to each of SBIC and SSBIC issued as of a recent date by the Secretary of State of the State of formation of each such Subsidiary;

                 (x) To the extent not provided to the Existing Lenders, copies certified by the Secretary or Assistant Secretary of each of SBIC and SSBIC (or other individual performing similar functions) of the by-laws of each of SBIC and SSBIC;

                 (xi) A copy of each of the documents, instruments and agreements evidencing any of the Indebtedness described on Schedule 6.1(g) and a copy of each Material Contract, certified as true, correct and complete by the chief financial officer of the Company;

                 (xii) Evidence that all insurance required to be maintained by the Company and the Subsidiaries under the terms of the Loan Documents is in effect, or a certificate of an officer of the Company to such effect;

                 (xiii)   The Fees then due under Section 3.6;

                 (xiv) Subordination agreements with respect to any intercompany Indebtedness of a Borrower or a Guarantor permitted by
         Section 9.2(a)(4);

                 (xv) A pro-forma Compliance Certificate and pro-forma Borrowing Base Certificates of each Borrower, each calculated as of the Effective Date, together with Borrowing Base Certificates of the Company and SBLC, each calculated as of February 28, 1998, and March 31, 1998, and any other information that should have been delivered to the Existing Lenders pursuant to Article 8 of the Existing Credit Agreement; and

                 (xvi) Such other documents, agreements and instruments as the Managing Agent on behalf of the Lenders may reasonably request; and

         (b)     In the good faith judgment of the Managing Agent and the
Lenders:

                 (i) There shall not have occurred or become known to the Managing Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Company and its Subsidiaries delivered to the Managing Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                 (ii) No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of a Borrower to fulfill its obligations under the Loan Documents;

                 (iii) The Company and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of a Borrower to fulfill its obligations under the Loan Documents; and

                 (iv) There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents.

         (c) The Company shall have provided the Lenders with the executed waivers and consents required by Section 7.15(b) of the Existing Credit Agreement.

SECTION 5.2.       CONDITIONS PRECEDENT TO ALL LOANS.

         The obligation of the Lenders to make any Loans is subject to the further condition precedent that: (a) no Default or Event of Default shall have occurred and be continuing as of the date of the making of such Loan or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Company and its Subsidiaries in the Loan Documents to which any of them is a party, shall be true and correct on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder; and (c) in the case of the borrowing of Loans, the Disbursing Agent shall have received a timely Notice of Borrowing. Each Credit Event shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Company otherwise notifies the Managing Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan, the Company shall be deemed to have represented to the Managing Agent and the Lenders at the time such Loan is made that all conditions to the making of such Loan contained in Article 5 have been satisfied.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

SECTION 6.1.       REPRESENTATIONS AND WARRANTIES.

         In order to induce the Agents and each Lender to enter into this Agreement and to make Loans, each Borrower represents and warrants to the Agents and each Lender as follows:

         (a) Organization; Power; Qualification. Each of the Borrowers and its Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized would have, in each instance a Material Adverse Effect.

         (b) Ownership Structure. As of the Agreement Date, Schedule 6.1(b) correctly sets forth the corporate structure and ownership interests of the Subsidiaries including the correct legal name of each Subsidiary, its jurisdiction of formation, the Persons holding equity interests in such Subsidiary, and their percentage equity or voting interest in such Subsidiary . As of the Agreement Date, SBLC, SBIC, SSBIC, REIT and QRS are the only Material Subsidiaries. Except as set forth in such Schedule, and except for preferred stock of REIT issued to 125 shareholders:

                 (i) no Subsidiary has issued to any third party any securities convertible into such Subsidiary's capital stock or other equity interests or any options, warrants or other rights to acquire any securities convertible into such capital stock or other equity interests, and

                 (ii) the outstanding capital stock of, or other equity interests in, each such Subsidiary are owned by the Company and its Subsidiaries indicated on such Schedule free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. All such outstanding capital stock and other equity interests have been validly issued and, in the case of capital stock, are fully paid and nonassessable.

         (c) Authorization of Agreement, Notes, Loan Documents and Borrowings. Each Borrower has the right and power, and has taken all necessary action to authorize it, to borrow hereunder. Each Borrower has the right and power, and has taken all necessary action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which each Borrower is a party have been duly executed and delivered by the duly authorized officers of such Borrower, as applicable, and each is a legal, valid and binding obligation of such Borrower, as applicable, enforceable against it in accordance with its respective terms.

         (d) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which each Borrower is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice, or otherwise: (i) require any Governmental Approval, other than such as have been obtained and are in full force and effect, or violate any Applicable Law (including all Environmental Laws) relating to such Borrower or any Subsidiary; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of such Borrower or the organizational documents of any Subsidiary, or any indenture, agreement or other instrument to which such Borrower or any Subsidiary is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower or any Subsidiary.

         (e) Compliance with Law; Governmental Approvals. Each Borrower and each Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Law relating to it, except for noncompliances which, and Governmental Approvals the failure to possess which, would not, individually or in the aggregate, cause a Default or Event of Default or have a Material Adverse Effect.

         (f) Ownership of Assets; Liens. Each Borrower has (or in the case of Subordinated CMBS Tranches, the QRS, or in the case of Sale Leaseback Assets, a Real Estate Sub has) good title to all of its Eligible Assets. There are no Liens against any of such Eligible Assets except for Permitted Liens described in clause (a) of the definition of such term, or in the case of Sale Leaseback Assets, Permitted Liens described in clauses (a) and (d) of the definition of such term.

         (g) Indebtedness. Schedule 6.1(g) is, as of the Agreement Date, a complete and correct listing of all Indebtedness of the Company and its Subsidiaries, including all guaranties of the Company and its Subsidiaries and all letters of credit and acceptance facilities extended to the Company or any Subsidiary.

         (h) Material Contracts. Schedule 6.1(h) is a true, correct and complete listing of all Material Contracts as of Agreement Date.

         (i) Litigation. There are no actions, suits or proceedings pending (nor, to the knowledge of the Company or any Subsidiary, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting the Company or any Subsidiary or any of its respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which is reasonably likely to be adversely determined and result in a Material Adverse Effect, and there are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Company or any Subsidiary.

         (j) Taxes. All federal, state and other tax returns of the Company and its Subsidiaries required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Company and any of its Subsidiaries and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6. None of the United States income tax returns of the Company and its Subsidiaries are under audit as of Agreement Date. All charges, accruals and reserves on the books of the Company and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

         (k) Financial Statements: No Material Adverse Change. The Company has furnished to each Lender copies of (i) the audited consolidated balance sheets of the predecessors to the Company and its consolidated Subsidiaries for the fiscal year ending December 31, 1996, and the related consolidated statements of income, retained earnings and cash flow for the fiscal year ending on such date, with the opinions thereon of Matthews, Carter & Boyce, P.C., and Arthur Andersen, LLP, and (ii) the unaudited consolidated balance sheets of the predecessors to the Company and its consolidated Subsidiaries for the fiscal quarter ending September 30, 1997, and the related consolidated statements of income, retained earnings and cash flow of such predecessors for the fiscal quarter period ending on such date. Such balance sheets and statements (including in each case related schedules and notes) present fairly, in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of such predecessors as at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments). Neither the Company nor any of its Subsidiaries has on the Agreement Date any material contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said financial statements. Since December 31, 1996, there has been no material adverse change in the consolidated financial condition, results of operations, business or prospects of the Company and its Subsidiaries taken as a whole. Each of the Company and its Subsidiaries is Solvent.

         (l) ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan except for noncompliances which would not, individually or in the aggregate, cause a Default or an Event of Default or have a Material Adverse Effect. No member of the ERISA Group has
(i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

         (m) Absence of Defaults. Neither the Company nor any Material Subsidiary is in default under its articles of incorporation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived: (i) which constitutes a Default or an Event of Default; or (ii) which constitutes, or which with the passage of time, the giving of notice, a determination of materiality, the satisfaction of any condition, or any combination of the foregoing, would constitute, a default or event of default by the Company or any Subsidiary under any Indebtedness, Material Contract, any other agreement (other than this Agreement) or judgment, decree or order to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties may be bound where such default or event of default could, individually or in the aggregate, have a Material Adverse Effect.

         (n) Environmental Laws. The Company and its Subsidiaries have obtained all Governmental Approvals which are required under Environmental Laws, and are in compliance with all terms and conditions of such Governmental Approvals, which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws the failure with which to comply could have a Material Adverse Effect. Neither the Company nor any Subsidiary is aware of, or has received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Company or any of its Subsidiaries may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic, or other Hazardous Material that could be reasonably expected to have a Material Adverse Effect; and there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the knowledge of the Company or any Subsidiary, after due inquiry, threatened, against the Company or any of its Subsidiaries relating in any way to Environmental Laws that could be reasonably expected to have a Material Adverse Effect.

         (o) Investment Company; Public Utility Holding Company. Each of the Company and SBLC is a "business development company" within the meaning of the Investment Company Act. Neither the Company nor any Subsidiary is (i) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (ii) except for other Subsidiaries that are business development companies, subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.

         (p) Margin Stock. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulations G and U of the Board of Governors of the Federal Reserve System.

         (q) Affiliate Transactions. Except as permitted by Section 9.10, neither the Company nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Company or any Subsidiary is a party. Neither the Company nor any Subsidiary is a party to any agreement or arrangement which restricts or prohibits the payment of dividends or the repayment of inter-company loans by a Subsidiary to the Company, except for SBA approval of dividends paid by SBIC and SSBIC, which the Company has no reason to believe will not be granted by the SBA.

         (r) Intellectual Property. The Company and each Subsidiary owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, "Intellectual Property") used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, which the failure to own or have the right to use could reasonably be expected to have a Material Adverse Effect, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person.

         (s) Accuracy and Completeness of Information. All written information, reports and other papers and data furnished to the Managing Agent or any Lender by, on behalf of, or at the direction of, the Company or any Subsidiary were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, or, in the case of financial statements, present fairly, in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods. As of the Agreement Date, no fact is known to the Company or any Subsidiary which has had, or may in the future have (so far as the Company or any Subsidiary can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1(k) or in such information, reports or other papers or data or otherwise disclosed in writing to the Managing Agent and the Lenders prior to the Effective Date. No document furnished or written statement made to the Managing Agent or any Lender in connection with the negotiation, preparation of execution of this Agreement or any of the other Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Company or any Subsidiary or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading. Notwithstanding the first and third sentences of this Section 6.1(s), as to projected financial information, each Borrower represents and warrants only that such information, at the time furnished to the Managing Agent or any Lender, was prepared in good faith based on reasonable assumptions under the circumstances.

         (t) RIC and REIT Status. The Company is a RIC. REIT qualifies for treatment as a "real estate investment trust" under the Internal Revenue Code.

         (u) Not Plan Assets. The assets of the Company or any Subsidiary do not and will not constitute "plan assets," within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute "prohibited transactions" under ERISA or the Internal Revenue Code.

         (v) Business. As of the Agreement Date, the Company and its Subsidiaries are substantially engaged in the businesses described in the Proxy.

         (w) Borrowing Base Assets. At the time it is initially included in a Borrowing Base, each Borrowing Base Asset:

                 (i) is owned by a Borrower, or in the case of Subordinated CMBS Tranches, by the QRS, or in the case of Sale Leaseback Assets, by a Real Estate Sub, free and clear of all Liens;

                 (ii) represents the valid, binding and enforceable obligation of each Obligor with respect thereto;

                 (iii) complies in all material aspects with all Applicable Laws relating thereto;

                 (iv) is not subject to any restriction or prohibition on the assignment, pledge or transfer thereof; and

                 (v)      satisfies all Eligibility Requirements.

         (x) Year 2000 Compliance. The Company has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its Subsidiaries (or suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Company believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

SECTION 6.2.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

         All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Company or any Subsidiary to an Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment thereto or any statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Company, REIT or SBLC prior to the Agreement Date and delivered to an Agent or any Lender in connection with closing the transactions contemplated hereby) shall constitute representations and warranties made by the Borrowers under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date and at and as of the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically permitted hereunder. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans.

                                   ARTICLE 7
                             AFFIRMATIVE COVENANTS

         For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7, all of the Lenders) shall otherwise consent in the manner provided for in Section 12.7, each Borrower shall:

SECTION 7.1.       PRESERVATION OF EXISTENCE AND SIMILAR MATTERS.

         Except as otherwise permitted under Section 9.7, preserve and maintain, and the Company shall cause each Material Subsidiary to preserve and maintain, its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could have a Material Adverse Effect.

SECTION 7.2.       COMPLIANCE WITH APPLICABLE LAW AND MATERIAL CONTRACTS.

         Comply, and the Company shall cause each Material Subsidiary to comply, with (a) all Applicable Law, including the obtaining of all Governmental Approvals, the failure with which to comply could have a Material Adverse Effect, and (b) all terms and conditions of all Material Contracts to which it is a party.

SECTION 7.3.       MAINTENANCE OF PROPERTY.

         In addition to the requirements of any of the other Loan Documents,
(a) protect and preserve, and the Company shall cause each Material Subsidiary to protect and preserve, all of its material properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear excepted, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and effectively conducted at all times.

SECTION 7.4.       CONDUCT OF BUSINESS.

         Together with its Subsidiaries, at all times carry on their business described in the Proxy.

SECTION 7.5.     INSURANCE.

         In addition to the requirements of any of the other Loan Documents, maintain, and the Company shall cause each Material Subsidiary to maintain, insurance with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law.

SECTION 7.6.       PAYMENT OF TAXES AND CLAIMS.

         Pay or discharge, and the Company shall cause each Material Subsidiary to pay and discharge, when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of such Borrower or such Subsidiary, as applicable, in accordance with GAAP.

SECTION 7.7.       VISITS AND INSPECTIONS.

         Permit, and the Company shall cause each Material Subsidiary to permit, representatives or agents of the Managing Agent or any Lender, from time to time, as often as may be reasonably requested and at the expense of the Managing Agent (unless an Event of Default shall be continuing in which case the exercise by the Managing Agent of its rights under this Section shall be at the expense of the Company) or such Lender, but only during normal business hours, to: (a) visit and inspect all properties of such Borrower and each Material Subsidiary; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial conditions, results of operations and business prospects. If requested by the Managing Agent, the Company shall execute an authorization letter addressed to its accountants authorizing the Managing Agent or any Lender to discuss the financial affairs of the Company and any Material Subsidiary with its accountants.

SECTION 7.8.       USE OF PROCEEDS.

         Use the proceeds of Loans for working capital and general corporate purposes, including without limitation, the origination and interim warehousing of Eligible Assets. The Borrowers shall not, and the Company shall not permit any Subsidiary to, use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

SECTION 7.9.       ENVIRONMENTAL MATTERS.

         Comply, and the Company shall cause all of its Subsidiaries to comply, with all Environmental Laws, the failure with which to comply could have a Material Adverse Effect. If a Borrower or any Subsidiary shall (a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against a Borrower or any Subsidiary alleging violations of any Environmental Law or requiring the Borrower or any Subsidiary to take any action in connection with the release of Hazardous Materials, or (c) receive any notice from a Governmental Authority or private party alleging that a Borrower or any Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Materials or any damages caused thereby, and such notices, individually or in the aggregate, could have a Material Adverse Effect, such Borrower shall provide the Managing Agent with a copy of such notice within 10 days after the receipt thereof by such Borrower or any of the Subsidiaries. The Borrowers and the Subsidiaries shall promptly take all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.

SECTION 7.10.      BOOKS AND RECORDS.

         Maintain, and the Company shall cause each of the Subsidiaries to maintain, books and records pertaining to its business operations in such detail, form and scope as is consistent with good business practice in accordance with GAAP.

SECTION 7.11.      STATUS OF RIC AND BDC.

         At all times maintain its status as a RIC under the Internal Revenue Code and as a "business development company" under the Investment Company Act, and cause REIT to maintain its status as a real estate investment trust under the Internal Revenue Code.

SECTION 7.12.      ERISA EXEMPTIONS.

         Not, and the Company shall not permit any Subsidiary to, permit any of its respective assets to become or be deemed to be "plan assets" within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.

SECTION 7.13.      FURTHER ASSURANCES.

         At the Company's cost and expense, upon the request of the Managing Agent, duly execute and deliver or cause to be duly executed and delivered, to the Managing Agent and the Lenders such further instruments, documents and certificates, and do and cause to be done such further acts that may be necessary or advisable in the opinion of the Managing Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

SECTION 7.14.      BORROWING SUBSIDIARIES.

         If SBLC, SBIC or SSBIC obtains a loan or advance from the Company after the Agreement Date (which loan or advance shall be in compliance with the limitations set forth in Sections 9.2(a) or 9.2(b), as applicable), within three Business Days after receiving such loan or advance, deliver to the Managing Agent each of the following in form and substance satisfactory to the Managing Agent: (a) a Guaranty executed by such Subsidiary in the amount of its borrowing from the Company and (b) the items that would have been delivered under Sections 5.l(a)(iii) through (vii) if such Subsidiary had been a Borrower on the Agreement Date.

SECTION 7.15.      YEAR 2000 COMPLIANCE.

         The Company will promptly notify the Bank in the event the Company discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE 8
                                  INFORMATION

         For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7, the Company shall furnish to each Lender (or to the Managing Agent if so provided below) at its Lending Office:

SECTION 8.1.       QUARTERLY FINANCIAL STATEMENTS.

         As soon as available and in any event within 45 days after the close of each of the first, second and third fiscal quarters of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, retained earnings and cash flows of the

Company and its Subsidiaries for such period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial officer of the Company, in his or her opinion, to present fairly, in accordance with GAAP, the consolidated financial position of the Company and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments).

SECTION 8.2.       YEAR-END STATEMENTS.

         As soon as available and in any event within 90 days after the end of each fiscal year of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial officer of the Company, in his or her opinion, to present fairly, in accordance with GAAP, the financial position of the Company and its Subsidiaries as at the date thereof and the result of operations for such period and (b) independent certified public accountants of recognized national standing acceptable to the Requisite Lenders, whose certificate shall be unqualified and in scope and substance satisfactory to the Requisite Lenders and who shall have authorized the Company to deliver such financial statements and certification thereof to the Managing Agent and the Lenders pursuant to this Agreement.

SECTION 8.3.       COMPLIANCE CERTIFICATE; BORROWING BASE CERTIFICATE.

         (a) At the time the financial statements are furnished pursuant to Sections 8.1 and 8.2, a certificate in the form of Exhibit H (a "Compliance Certificate") executed by the chief financial officer of the Company: (a) setting forth in reasonable detail as at the end of such quarterly accounting period or fiscal year, as the case may be, the calculations required to establish whether or not the Company, and its Subsidiaries, were in compliance with the covenants contained in Sections 9.1, 9.2(a)(4), 9.2(b)(3), 9.2(b)(4), and 9.4(d), (b) stating that, to the best of his or her knowledge, information and belief, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Company with respect to such event, condition or failure. At the time the financial statements are furnished pursuant to Section 8.2, the Company will deliver to the Lenders a certificate of the independent accountants performing the audit of such financial statements to the effect that, in making such audit, nothing came to their attention that caused them to believe that any Borrower or its Subsidiaries failed to comply with any of the terms, covenants, provisions or conditions contained in this Agreement insofar as they relate to financial matters. Such accountants, however, shall not be liable to any Person by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with GAAP.

         (b) Within 15 days after the end of each calendar month, certificates of the Company and SBLC, in the forms of Exhibits I-1 and I-2, respectively (each a "Borrowing Base

Certificate"), executed by the chief financial officer of the Company, and setting forth a calculation of the Borrowing Base of each such Borrower as of the end of such calendar month, and accompanied by an asset listing and a past due report with respect to the Eligible Assets, in form and scope acceptable to the Requisite Lenders.

         (c) Within 45 days after the end of each fiscal quarter, a schedule of gains and losses and a valuation report with respect to the Eligible Assets, as of the end of such fiscal quarter, in form and scope acceptable to the Requisite Lenders.

SECTION 8.4.       OTHER INFORMATION.

         (a) Not later than 90 days prior to the last day of each fiscal year of the Company, pro forma projected consolidated and consolidating financial statements for the Company and its Subsidiaries reflecting the forecasted financial condition and results of operations of the Company and its Subsidiaries on a quarterly basis for the next succeeding year, accompanied by calculations establishing whether or not the Company would be in compliance on a pro forma basis with the covenants contained in Section 9.1, in each case in form and detail reasonably acceptable to the Requisite Lenders;

         (b) promptly upon receipt thereof, copies of all reports, if any, submitted to the Company or its Board of Directors by its independent public accountants including, without limitation, any management report;

         (c) within five Business Days of the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Company shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange;

         (d) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Company;

         (e) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC;

(vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the controller of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

         (f) to the extent the Company or any Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Company or any Subsidiary or any of their respective properties, assets or businesses which, if determined or resolved adversely to such Person, could have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Company or any of its Subsidiaries are being audited;

         (g) to the extent not previously delivered hereunder, a copy of the articles of incorporation, bylaws, partnership agreement or other similar organizational documents of the Company, REIT, the QRS, or any Material Subsidiary, and any amendment thereto, in each case within five Business Days of the effectiveness thereof;

         (h) prompt notice of any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Company or any Subsidiary which has had or may have Material Adverse Effect,

         (i) prompt notice of the occurrence of any Default or Event of Default or any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Company or any Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;

         (j) prompt notice of any order, judgment or decree in excess of $5,000,000 having been entered against the Company or any Subsidiary or any of their respective properties or assets;

         (k) prompt notice of the acquisition, incorporation or other creation of any Subsidiary, the purpose for such Subsidiary, the nature of the assets and liabilities thereof and whether such Subsidiary is a Material Subsidiary;

         (l) notice of any Person becoming a Material Subsidiary within two Business Days of the determination thereof;

         (m) prompt notice of any strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Company or any Subsidiary;

         (n) promptly upon entering into any Material Contract after the Agreement Date, a copy to the Managing Agent of such Material Contract; and

         (o) from time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Company or any of its Material Subsidiaries as the Managing Agent or any Lender may reasonably request.

                                   ARTICLE 9
                               NEGATIVE COVENANTS

         For so long as this Agreement is in effect, unless the Requisite Lenders (or, if required pursuant to Section 12.7, all of the Lenders) shall otherwise consent in the manner set forth in Section 12.7, the Borrowers shall not, directly or indirectly:

SECTION 9.1.       FINANCIAL COVENANTS.

         Permit:

         (a) Ratio of Indebtedness to Tangible Net Worth. The ratio of (i) the Indebtedness of the Company and its Subsidiaries determined on a consolidated basis to (ii) Tangible Net Worth, to exceed 1.00 to 1.00 at the end of any fiscal quarter.

         (b) Ratio of Indebtedness and Securitized Debt to Tangible Net Worth. The ratio of (i) the Indebtedness of the Company and its Subsidiaries determined on a consolidated basis plus Securitized Debt to (ii) Tangible Net Worth, to exceed 2.00 to 1.00 at the end of any fiscal quarter.

         (c) Minimum Tangible Net Worth. The Tangible Net Worth of the Company and its Subsidiaries determined on a consolidated basis to be less than
(i) $375,000,000 plus (ii) 75% of the Net Proceeds of all Equity Issuance effected by the Company or any of its Subsidiaries at any time after the Agreement Date (excluding the Net Proceeds of any Equity Issuance by a Subsidiary to a Subsidiary or to the Company).

         (d) Ratio of Adjusted EBIT to Interest Expense. The ratio of (i) the Adjusted EBIT as of the end of each fiscal quarter to (ii) Interest Expense of the Company and its Subsidiaries determined on a consolidated basis for such fiscal quarter, to be less than 1.50 to 1.00 at the end of such fiscal quarter.

         (e) Ratio of Adjusted EBIT to Pro Forma Debt Service. The ratio of (i) Adjusted EBIT of the Company and its Subsidiaries determined on a consolidated basis for the 12-month period ending as of the fiscal quarter most recently ending to (ii) Pro Forma Debt Service for the next succeeding 12-month period, to be less than 1.25 to 1.00 at the end of such fiscal quarter.

         (f) Mass Mutual Covenants. A violation of the terms of Sections 5.6, 5.7 or 5.8 of the Mass Mutual Agreement, through and including the date on which such terms shall either cease to be binding upon the Company or shall be amended so as to no longer be more restrictive than the terms of Sections 9.1(c) and (d) above.

SECTION 9.2.       INDEBTEDNESS.

         (a) Create, incur, assume, or permit or suffer to exist, or permit any Subsidiary other than SBLC or REIT to create incur, assume, or permit or suffer to exist, any Indebtedness other than the following:

                 (1)      the Obligations;

                 (2) Indebtedness set forth on Schedule 6.1(g), provided that the terms of any such Indebtedness shall not be amended to provide for covenants or borrowing base limitations that are more restrictive than those contained in this Agreement, except that Secured Indebtedness may be subject to more restrictive covenants concerning the collateral therefor;

                 (3)      Subordinated Debt;

                 (4) intercompany Indebtedness among the Company and such Subsidiaries; provided however, that (i) the obligations of each Borrower and Guarantor with respect to such intercompany Indebtedness shall be subordinate to the Obligations on terms acceptable to the Requisite Lenders in their sole discretion; (ii) the obligations of SBIC and SSBIC to the Company (excluding those set forth on Schedule 6.1(g)) shall not exceed $10,000,000 in the aggregate at any one time outstanding; (iii) the Company shall comply with the provisions of
         Section 7.14; and (iv) the obligations of any such Subsidiary other than SBLC, SBIC, and SSBIC shall be evidenced by promissory notes, which shall have been pledged to the Managing Agent, for the benefit of the Lenders, as security for the Obligations;

                 (5) Indebtedness arising as a result of Contingent Obligations permitted under Section 9.3 or purchase money Indebtedness permitted under Section 9.5; and

                 (6) other Indebtedness incurred or assumed after the Agreement Date in the ordinary course of business to purchase, carry, acquire or refinance Investments so long as immediately prior to the incurring or assumption thereof, and immediately thereafter and after giving effect thereto, (i) no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1, and (ii) such Indebtedness of a Borrower or a Guarantor shall not be subject to any covenants or borrowing base limitations that are more restrictive than those contained in this Agreement, provided that Secured Indebtedness may be subject to more restrictive covenants concerning the collateral therefor.

         (b) Permit REIT or SBLC to create, incur, assume or permit to suffer or exist any Indebtedness, other than (1) Indebtedness set forth on
Schedule 6.1(g), (2) Indebtedness under
the Loan Documents, (3) loans or advances from the Company to SBLC, for general corporate purposes, not to exceed $10,000,000 in the aggregate at any time outstanding, subordinated to the Obligations on terms acceptable to the Requisite Lenders, and the Company shall comply with the provisions of Section
7.14 with regard to such loans or advances to SBLC, and (4) Indebtedness of the Company secured by Commercial Mortgage Loans transferred by the Company to REIT and assumed by REIT in contemplation of a securitization transaction, provided that such Indebtedness is repaid within 21 days of such assumption with the proceeds of such securitization transaction.

SECTION 9.3.       CONTINGENT OBLIGATIONS.

         Become or remain liable, or permit any Subsidiary to become or remain liable, on or under any Contingent Obligation other than the following:

         (a) Contingent Obligations in existence as of the Agreement Date and set forth in Schedule 9.3;

         (b) Contingent Obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

         (c) Contingent Obligations under Interest Rate Agreements (i) with respect to the Loans and (ii) indexed to interest rates or yields on United States Treasury Bills or Notes with respect to other Indebtedness incurred or anticipated to be incurred by the Borrower or any of its Subsidiaries;

         (d) Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations;

         (e) Contingent Obligations under letters of credit issued for customers in the ordinary course of business; and

         (f) Contingent Obligations incurred in the ordinary course of business under foreign currency swap agreements for net Investments in foreign Persons.

SECTION 9.4.       INVESTMENTS.

         Acquire, make or purchase after the Agreement Date any Investment other than the following:

                 (a) intercompany Indebtedness among the Company and its Subsidiaries provided that such Indebtedness is permitted by the terms of Section 9.2;

                 (b) the transfer of Commercial Mortgage Loans to REIT in connection with a securitization transaction;

                 (c)      Portfolio Investments; and

                 (d) other Investments not to exceed $74,000,000 in the aggregate at any one time outstanding.

SECTION 9.5.       LIENS; AGREEMENTS REGARDING LIENS; OTHER MATTERS.

         (a) Create, assume, or incur, or permit or suffer to exist, or permit any Material Subsidiary to create, incur, assume or permit or suffer to exist, any Lien upon any of its assets, including, without limitation, the equity interests of the Company in its Subsidiaries, other than:

                 (1)      the Permitted Liens;

                 (2) Liens arising in connection with purchase money Indebtedness, conditional sale agreements and Capitalized Lease Obligations incurred for the acquisition of furniture, fixtures, equipment or leasehold improvements in the ordinary course of business;

                 (3) Liens in existence on the date hereof and securing the Indebtedness described as being secured on Schedule 6.1(g);

                 (4)      Liens permitted by Section 9.2(b)(4); and

                 (5) Liens on assets other than the Borrowing Base Assets and equity interests in Subsidiaries to secure Indebtedness permitted by Section 9.2(a).

         (b) Enter into, assume or otherwise be bound by, or permit any Subsidiary to enter into, assume or otherwise be bound by, any agreement (other than the Loan Documents, the Mass Mutual Agreement and the OPIC Agreement) prohibiting the creation or assumption of any Lien upon Borrowing Base Assets; or

         (c) Except for SBA consents that may be required for SBIC and SSBIC, create or otherwise cause or suffer to exist or become effective, or permit any Subsidiary to create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Company or any other Subsidiary of the Company; (ii) pay any Indebtedness owed to the Company or any other Subsidiary; (iii) make loans or advances to the Company or any other Subsidiary; or (iv) transfer any of its property or assets to the Company or any other Subsidiary.

SECTION 9.6.       DISTRIBUTIONS TO SHAREHOLDERS.

         If an Event of Default specified in Section 10.1(a) or Section 10.1(b) occurs and is not cured within ten (10) Business Days thereafter, if a Default or an Event of Default specified in Section 10.1(f) or Section 10.1(g) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to
Section 10.2(a), the Company shall not, and shall not permit any Borrower or Guarantor to, make (a) any dividend or other distribution on account of any capital stock or other equity interest of a

Borrower or a Guarantor; (b) any acquisition for value of any capital stock or other equity interest of a Borrower or a Guarantor; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any capital stock or other equity interest of a Borrower or a Guarantor.

SECTION 9.7.       MERGER, CONSOLIDATION AND SALES OF ASSETS.

         (a) Enter into, or permit any Material Subsidiary to enter into, any transaction of merger or consolidation; (b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or permit any Material Subsidiary to do any of the foregoing; or (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of or other equity interests in any of its Material Subsidiaries, whether now owned or hereafter acquired or permit any Material Subsidiary to do any of the foregoing; provided, however, that:

                 (i) any Subsidiary of the Company may merge or consolidate with (A) the Company, so long as the Company shall be the surviving entity or (B) a Subsidiary of the Company;

                 (ii) a Subsidiary may sell, transfer or dispose of its assets to the Company or a Wholly Owned Subsidiary of the Company;

                 (iii) a Subsidiary may liquidate provided that immediately prior to such liquidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

                 (iv) the Company or any Subsidiary may merge or consolidate with any other corporation, provided that (A) the Company or such Subsidiary shall be the continuing or surviving corporation and (B) immediately prior to such merger or consolidation and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; and

                 (v) the Company may transfer Commercial Mortgage Loans to REIT in connection with a securitization transaction, and such Commercial Mortgage Loans may be transferred or sold to any direct or indirect Wholly Owned Subsidiary of the REIT.

SECTION 9.8.       FISCAL YEAR.

         Change its fiscal year from that in effect as of the Agreement Date.

SECTION 9.9.       MODIFICATIONS TO MATERIAL CONTRACTS.

         Enter into, or permit any Subsidiary to enter into, any amendment or modification to any Material Contract which could have a Material Adverse Effect or default in the performance of any obligations of the Company or any Subsidiary under any Material Contract or permit any Material Contract to be canceled or terminated prior to its stated maturity.

SECTION 9.10.      TRANSACTIONS WITH AFFILIATES.

         Permit to exist or enter into, and will not permit any of its Subsidiaries to permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or with any director, officer or employee of the Company, any Subsidiary or any other Affiliate, except (i) transactions involving consideration in aggregate amount for all such transactions not in excess of $5,000,000 per fiscal year, (ii) Investments permitted by Section 9.4, and (iii) transactions in the ordinary course of, and pursuant to the reasonable requirements of the, business of the Company or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to the Company or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

                                   ARTICLE 10
                                    DEFAULT

SECTION 10.1.      EVENTS OF DEFAULT.

         Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:

         (a) Default in Payment of Principal. A Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans.

         (b) Default in Payment of Other Amounts. A Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations (other than the principal of any Loan) owing by such Borrower under this Agreement or any other Loan Document and such failure shall continue for a period of three Business Days after the earlier of (i) the date upon which such Borrower or any Subsidiary obtains knowledge of such failure or (ii) the date upon which the Company has received written notice of such failure from the Managing Agent.

         (c) Default in Performance. (i) A Borrower or any Subsidiary shall fail to perform or observe any term, covenant, condition or agreement on its part to be performed or observed contained in Sections 7.11, 7.12, or 8.4(i) or in Article 9 or (ii) a Borrower or any Subsidiary shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Borrower obtains knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Managing Agent.

         (d) Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of a Borrower or any Subsidiary under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or





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
statement at any time furnished or made or deemed made by or on behalf of a Borrower or any Subsidiary to an Agent or any Lender in connection with this Agreement or the other Loan Documents, shall at any time prove to have been incorrect or misleading in any material respect when furnished or made.

         (e)     Indebtedness Cross-Default.

                 (i) A Borrower or any Subsidiary shall fail to pay when due and payable the principal of, or interest on, any Indebtedness (other than the Loans) or any Contingent Obligations having an aggregate outstanding principal amount of $5,000,000 or more, or

                 (ii) the maturity of any Indebtedness (other than the Loans) of a Borrower or any Subsidiary having an aggregate outstanding principal amount of $5,000,000 or more shall have (x) been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Indebtedness or (y) been required to be prepaid prior to the stated maturity thereof; or

                 (iii) any other event shall have occurred and be continuing with respect to any Indebtedness (other than the Loans) of a Borrower or any Subsidiary having an aggregate outstanding principal amount of $10,000,000 or more which, with or without the passage of time, the giving of notice, or otherwise, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Indebtedness or require any such Indebtedness to be prepaid prior to its stated maturity.

         (f) Voluntary Bankruptcy Proceeding. A Borrower, any Material Subsidiary or any Other Relevant Subsidiary shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or similar action for the purpose of effecting any of the foregoing.

         (g) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against a Borrower, any Material Subsidiary or any Other Relevant Subsidiary, in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver custodian, liquidator or the like of such Person, or of all or any substantial part of the assets domestic or foreign, of such Person, and such case or proceeding is not dismissed within 60 days after it is commenced.

         (h) Contest of Loan Documents. A Borrower or any Subsidiary shall disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of this Agreement, any Note or any other Loan Document.

         (i) Judgment. A judgment or order for the payment of money shall be entered against a Borrower or any Subsidiary by any court or other tribunal which exceeds, individually or together with all other such judgments or orders entered against such Borrower and its Subsidiaries, $5,000,000 in amount (or which shall otherwise have a Material Adverse Effect) and such judgment or order shall continue unpaid for a period of 30 days without being stayed or dismissed through appropriate appellate proceedings.

         (j) Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of a Borrower or any Subsidiary which exceeds, individually or together with all other such warrants, writs, executions and processes, $5,000,000 in amount and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Managing Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of such Borrower or any of its Subsidiaries.

         (k) ERISA. Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000.

         (l) Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.

         (m)     Change of Control.

                 (i) Any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the then outstanding voting stock of the Company; or

                 (ii) During any twelve-month period (commencing on or after the Agreement Date), a majority of the Board of Directors of the Company shall no longer be composed of individuals (A) who were members of such Board of Directors on the first date of such period,
         (B) whose election or nomination to such Board of Directors was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of such Board of Directors or (C) whose election or nomination to such Board of Directors was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of such Board of Directors.

         (n) Dissolution. Any order, judgment or decree is entered against a Borrower, any Material Subsidiary or any Other Relevant Subsidiary decreeing the dissolution or split up of such Person and such order remains undischarged or unstayed for a period in excess of 30 days.

SECTION 10.2.      REMEDIES UPON EVENT OF DEFAULT.

         Upon the occurrence of an Event of Default the following provisions shall apply:

         (a)     Acceleration; Termination of Facilities.

                 (i) Automatic. Upon the occurrence of an Event of Default specified in Sections 10.1(f) or 10.1(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding and (ii) all of the other Obligations of the Borrowers, including, but not limited to, the other amounts owed to the Lenders and the Managing Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable by the Borrowers without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrowers and (B) each of the Commitments and the obligation of the Lenders to make Loans shall immediately and automatically terminate;

                 (ii) Optional. If any other Event of Default shall have occurred and be continuing, the Managing Agent may, and at the direction of the Requisite Lenders shall: (I) declare (l) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding and (2) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Managing Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (II) terminate the Commitments and the obligation of the Lenders to make Loans hereunder.

         (b) Loan Documents. The Requisite Lenders may direct the Managing Agent to, and the Managing Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.

         (c) Applicable Law. The Requisite Lenders may direct the Managing Agent to, and the Managing Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

SECTION 10.3.      REMEDIES UPON CERTAIN DEFAULTS.

         Upon the occurrence of a Default specified in Sections 10.1(f) or 10.1(g), the Commitments shall immediately and automatically terminate.

SECTION 10.4.      ALLOCATION OF PROCEEDS.

         If an Event of Default shall have occurred and be continuing and the maturity of the Notes has been accelerated, all payments received by an Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder or thereunder, shall be applied by the Agents in the following order and priority:

         (a) amounts due to the Agents and the Lenders in respect of Fees and expenses due under Section 12.2;

         (b) payments of interest on the Loans, to be applied for the ratable benefit of the Lenders;

         (c) payments of principal of Loans, to be applied for the ratable benefit of the Lenders;

         (d)     amounts due to the Agents and the Lenders pursuant to Section
12.10;

         (e) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

         (f) any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.

SECTION 10.5.      PERFORMANCE BY AGENT.

         If a Borrower shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, an Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Borrower after the expiration of any cure or grace periods set forth herein. In such event, such Borrower shall, at the request of such Agent, promptly pay any amount reasonably expended by such Agent in such performance or attempted performance to such Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither such Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrowers under this Agreement or any other Loan Document.

SECTION 10.6.      RIGHTS CUMULATIVE.

         The rights and remedies of the Agents and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agents and the Lenders may be selective and no failure or delay by the Agents or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

                                   ARTICLE 11
                                   THE AGENTS

SECTION 11.1.      AUTHORIZATION AND ACTION.

         Each Lender hereby appoints and authorizes each Agent to take such action as agent on such Lender's behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to such Agent by the terms and thereof, together with such powers as are reasonably incidental thereto. Each Agent shall administer the Loans in the same manner that such Agent administers loans made for its own account. The relationship between each Agent and the Lenders shall be that of principal and agent only and nothing herein shall be construed to deem an Agent a trustee or fiduciary for any Lender nor to impose on the Agent duties or obligations other than those expressly provided for herein. At the request of a Lender, each Agent will forward to each Lender copies or, where appropriate, originals of the documents delivered to such Agent pursuant to this Agreement or the other Loan Documents. Each Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to such Agent by a Borrower or any other Affiliate of a Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations, provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agents shall not be required to take any action which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, an Agent shall not exercise any

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right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders have so directed such Agent to exercise such right or remedy.

SECTION 11.2.      AGENT'S RELIANCE, ETC.

         Notwithstanding any other provision of any Loan Document, including without limitation the second sentence of Section 11.1, neither an Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, an
Agent: (a) may treat the payee of any Note as the holder thereof until such Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to such Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender or any other Person and shall not be responsible to any Lender or any other Person for any statements, warranties or representations made by any Person in or in connection with this Agreement or any other Loan Document; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrowers or other Persons or inspect the property, books or records of the Borrowers or any other Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of such Agent on behalf of the Lenders in any such collateral; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties.

SECTION 11.3.      DEFAULTS.

         An Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless such Agent has received notice from a Lender or a Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default." If any Lender becomes aware of any Default or Event of Default, it shall promptly send to the Managing Agent such a "notice of default" Further, if an Agent receives such a "notice of default," such Agent shall give prompt notice thereof to the Lenders.

SECTION 11.4.      AGENT AS LENDER.

         Each Agent, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each Agent in each case in its individual capacity. Each Agent and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with a Borrower, any Subsidiary or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, each Agent and any affiliate may accept fees and other consideration from a Borrower for services in connection with this Agreement and otherwise without having to account for the same to the other Lenders.

SECTION 11.5.      APPROVALS OF LENDERS.

         All communications from an Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to such Agent by a Borrower in respect of the matter or issue to be resolved, and (d) shall include such Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten Business Days (or such lesser period as may be required under the Loan Documents for such Agent to respond). Unless a Lender shall give written notice to such Agent that it objects to the recommendation or determination of such Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

SECTION 11.6.      LENDER CREDIT DECISION, ETC.

         Each Lender expressly acknowledges and agrees that neither an Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrowers, any Subsidiary or other Person to such Lender and that no act by an Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any such representation or warranty by such Agent to any Lender. Each Lender acknowledges that it has, independently and without reliance upon the Agents, any other Lender or counsel to the Agents, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrowers, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrowers, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transaction contemplated hereby. Each Lender also acknowledges that it will, independently and without reliance upon an Agent, any other Lender or counsel to an Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by an Agent under this Agreement or any of the other Loan Documents, the Agents shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers, any Subsidiary or any other Affiliate thereof which may come into possession of an Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates. Each Lender acknowledges that the Managing Agent's legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Managing Agent and is not acting as counsel to such Lender.

SECTION 11.7.      INDEMNIFICATION OF AGENT.

         Each Lender agrees to indemnify each Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrowers to do so) pro rata in accordance with such Lender's respective Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against such Agent (in its capacity as "Agent" but not as a "Lender") in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by such Agent under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from such Agent's gross negligence or willful misconduct or if such Agent fails to follow the written direction of the Requisite Lenders unless such failure is pursuant to the advice of counsel that following such written direction would likely violate Applicable Law or the terms of the Loan Documents and of which the Lenders have received notice. Without limiting the generality of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of such Agent's own choosing) reasonably incurred by each Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by such Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against such Agent and/or the Lenders, and any claim or suit brought against such Agent and/or the Lenders arising under any Environmental Laws, to the extent that such Agent is not reimbursed for such expenses by the Borrowers. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of such Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder (other than any claim or assertion that such Agent is not entitled to such out-of-pocket expenses as a result of its gross negligence or willful misconduct or failure to follow the written direction of the Requisite Lenders in the absence of the advice of counsel referred to above) upon receipt of an undertaking by such Agent that such Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that such Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If a Borrower shall reimburse an Agent for any Indemnifiable Amount following payment by any Lender to such Agent in respect of such Indemnifiable Amount pursuant to this Section, such Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

SECTION 11.8.      SUCCESSOR AGENT.

         Each Agent may resign at any time as Agent under the Loan Documents by giving at least 30 days' prior written notice thereof to the Lenders and the Company. In the event of a material breach of its duties hereunder, an Agent may be removed as Agent under the Loan Documents at any time by the Requisite Lenders upon 30-days' prior notice. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default shall have occurred and be continuing, be subject to the Company's approval, which approval shall not be unreasonably withheld or delayed (except that Company shall, in all events, be deemed to have approved each Lender as a successor Agent). If no successor Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within thirty days after the resigning Agent's giving of notice of resignation or the Requisite Lenders' removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents arising or accruing thereafter. After any resigning Agent's resignation or removal hereunder as Agent, the provisions of this Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

SECTION 11.9.      SYNDICATION AGENT AND CO-AGENT.

         The Syndication Agent and the Co-Agent in such capacities do not assume any responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, nor any duties as an agent hereunder for the Lenders, except for the maintenance of the Register in accordance with Section 12.5(e). The titles of "Syndication Agent" and "Co-Agent" imply no fiduciary responsibility on the part of the Syndication Agent or the Co-Agent, in their capacities as such, to the Agents, the Borrowers or any Lender and the use of such titles does not impose on the Syndication Agent or the Co-Agent any duties or obligations greater than those of any other Lender or entitle the Syndication Agent or the Co-Agent to any rights other than those to which any other Lender is entitled.

                                   ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.1.      NOTICES.

         Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:

        If to the Borrowers:

               Allied Capital Corporation
               1666 K Street, NW
               9th Floor
               Washington, DC 20006
               Attention: Joan M. Sweeney, Managing Director
               Telecopy Number:   (202) 659-2053
               Telephone Number:  (202) 973-6381

        If to the Disbursing Agent:

               BankBoston, N.A.
               100 Federal Street
               Boston, MA 02110
               Mail Code:  01-10-08
               Attention: Deirdre M. Holland, Vice President
               Telecopy Number:   (617) 434-1537
               Telephone Number:  (617) 434-0419

        If to the Managing Agent:

               Riggs Bank N.A.
               808 17th Street, N.W.
               10th Floor
               Washington, D.C. 20006
               Attention: David H. Olson, Vice President
               Telecopy Number:     (202) 835-5977
               Telephone Number:    (202) 835-5105

        If to the Syndication Agent:

             First Union Capital Markets Group
             One First Union Center
             Charlotte, NC 28288-0735
             Attention: Allison C. Zollicoffer, Director
             Telecopier:      (704) 383-7611
             Telephone:       (704) 374-4891

         If to the Co-Agent:

             NationsBank of Texas, N.A.
             901 Main Street, 66th Floor
             Dallas, Texas 75202
             Attention: Shelly K. Harper
             Telecopier:      (214) 508-0604
             Telephone:       (214) 508-0567

         If to a Lender:

             To such Lender's address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Acceptance Agreement.

or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this
Section 12.1. All such notices and other communications shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered. Notwithstanding the immediately preceding sentence, all notices or communications to an Agent or any Lender under Article 2 shall be effective only when actually received. Neither an Agent nor any Lender shall incur any liability to the Borrowers (nor shall an Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which such Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith under hereunder, except in the case of gross negligence or willful misconduct.

SECTION 12.2.      EXPENSES.

         The Company agrees (a) to pay or reimburse the Managing Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees (not to exceed $30,000) and disbursements (which are in addition to such fee limitation) of counsel to the Managing Agent, (b) to pay or reimburse each Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan

Documents, including the reasonable fees and disbursements of their respective counsel (including the reasonably allocated fees and expenses of in-house counsel) and any payments in indemnification or otherwise payable by the Lenders to the Agents pursuant to the Loan Documents, (c) to pay, indemnify and hold each Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document, and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agents and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Sections 10.1(f) or 10.1(g), including the reasonable fees and disbursements of counsel to the Agents and any Lender, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding.

SECTION 12.3.      SETOFF.

         Subject to Section 3.3 and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, each Agent, each Lender and each Participant is hereby authorized by each Borrower, at any time or from time to time, without notice to such Borrower or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by such Agent, such Lender or any affiliate of such Agent or such Lender, to or for the credit or the account of such Borrower against and on account of any of the Obligations or such Borrower, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be due and payable as permitted by Section 10 2, and although such obligations shall be contingent or unmatured.

SECTION 12.4.      JURISDICTION; CONSENT TO SERVICE OF PROCESS; WAIVER OF JURY
TRIAL.

         (a) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against a Borrower or its properties in the courts of any jurisdiction.

         (b) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each Borrower and each other party hereto consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 12.5.      SUCCESSORS AND ASSIGNS.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an affiliate of such Lender except to the extent such transfer would result in increased costs to a Borrower.

         (c) Any Lender may at any time grant to one or more banks or other financial institutions (each such bank or financial institution, a "Participant") participating interests in its Commitment or the Obligations owing to such Lender; provided however, (i) any such participating interest must be for a constant and not a varying percentage interest, (ii) no Lender may grant a participating interest in its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in an amount less than $10,000,000, and (iii) after giving effect to any such participation by a Lender, the amount of its Commitment, or if the Commitments have been terminated, the aggregate outstanding principal balance of Notes held by it, in which it has not granted any participating interests must be at least $10,000,000. No Participant shall have any rights or benefits under this Agreement or any other Loan Document, except (1) as provided in
Section 12.3, and (2) a Participant shall be entitled to the benefits of the cost protection provisions contained in Section
3.12 and Article 4 to the same extent as if it were a Lender but not in excess of the cost protections to which the Lender from which it purchased its participation would be entitled. In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided, however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to
(i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender's Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender, (iii) reduce the amount of any such payment of principal, or (iv) reduce the rate at which interest is payable thereon. An assignment or other transfer which is not permitted by subsection (d) or (e) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c).
The selling Lender shall notify the Agents and the Company of the sale of any participation hereunder and the terms thereof.

         (d) Any Lender may with the prior written consent of each Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Company (which consent, in the case of the Agents and the Company, shall not be unreasonably withheld) assign to one or more Eligible Assignees (each an "Assignee") all or a portion of its Commitment and its other rights and obligations under this Agreement and the Notes; provided, however,
(i) no such consent by the Company or the Agents shall be required in the case of any assignment to another Lender or any affiliate of such Lender (subject to Section 12.5(b) above) or another Lender; (ii) any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds Notes having an aggregate outstanding principal balance, of at least $10,000,000; (iii) each such assignment shall be effected by means of an Assignment and Acceptance Agreement; and (iv) each Agent, in its capacity as a Lender, shall not effect any assignment of its Commitment, if after giving effect thereto, the amount of such Commitment would be less than the amount of any other Lender's Commitment. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement as of the effective date of the Assignment and Acceptance Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Acceptance Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (d), the transferor Lender, the Agents and each Company shall make appropriate arrangements so that new Notes are issued to the Assignee and such transferor Lender, as appropriate. In connection with any such assignment, the transferor Lender shall pay to the Syndication Agent an administrative fee for processing such assignment in the amount of $3,000 provided, however, such fee shall not be payable in connection with the first assignment of all or any portion of the Commitment of any Lender initially a party to this Agreement to an affiliate of such Lender.

         (e) The Syndication Agent shall maintain at the Principal Office a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of each Lender from time to time (the "Register"). The Syndication Agent shall give each Lender and the Company notice of the assignment by any Lender of its rights as contemplated by this Section. The Company, each Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register and copies of each Assignment and Acceptance Agreement shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice to the Syndication Agent. Upon its receipt of an Assignment and Acceptance Agreement executed by an assigning Lender, together with each Note subject to such assignment (the "Surrendered Note"), the Syndication Agent shall, if such Assignment and Acceptance Agreement has been completed and if the Syndication Agent receives the processing and recording fee described in subsection (d) above, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Company.

         (f) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may assign and pledge all or any portion of its Loans and its Notes to any federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Notes shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.

         (g) A Lender may furnish any information concerning a Borrower or any Subsidiaries in the possession of such Lender from time to time to Assignees and Participants (including prospective Assignees and Participants) subject to compliance with Section 12.9.

         (h) Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to a Borrower or any Subsidiary or Affiliate of a Borrower.

         (i) Each Lender agrees that, without the prior written consent of the Company and the Agents, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws United States of America or of any other jurisdiction.

SECTION 12.6.      REMOVAL OF LENDERS.

         If (a) a Lender or a Participant requests compensation pursuant to
Section 3.12 or Section 4.l and the Requisite Lenders are not also doing the same, or (b) the obligation of a Lender to make LIBOR Loans or to Continue, or to Convert Loans into LIBOR Loans shall be suspended pursuant to Section 4.1(b), Section 4.2 or Section 4.3 but the obligation of the Requisite Lenders shall not have been suspended under such Sections, the Company may either (A) demand that such Lender or Participant (the "Affected Lender"), and upon such demand the Affected Lender shall promptly, assign its Commitment and all of its Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5(d) for a purchase price equal to the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to the Affected Lender and any amounts owing the Affected Lender under Section 4.4, or (B) pay to the Affected Lender the aggregate principal balance of Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid Fees owing to the Affected Lender and any amounts owing the Affected Lender under
Section 4.4, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. Each of the Agents and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall the Agents, the Affected Lender or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Company of its rights under this Section shall be at the Company's sole cost and expenses and at no cost or expense to the Agents, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit each Borrower's obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to Section 3.12 or Section 4.1.

SECTION 12.7.      AMENDMENTS.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by each Borrower or any Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Borrower). Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Managing Agent at the written direction of all of the Lenders), do any of the following: (i) increase the Commitments of the Lenders or subject the Lenders to any additional obligations; (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Loans or other Obligations; (iii) reduce the amount of any Fees payable hereunder; (iv) postpone any date fixed for any payment of any principal of, interest on, or Fees with respect to, any Loans or any other Obligations; (v) change the Commitment Percentages; (vi) amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section; (vii) release any Subsidiary from its obligations under a Guaranty; (viii) modify the definition of the term "Requisite Lenders" or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof; or (ix) amend the definitions of "Borrowing Base" or "Eligible Assets." Further, no amendment, waiver or consent unless in writing and signed by the Agents, in addition to the Lenders required above to take such action, shall affect the rights or duties of the Agents under this Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. No course of dealing or delay or omission on the part of the Agents or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon a Borrower shall entitle such Borrower to other or further notice or demand in similar or other circumstances.

SECTION 12.8.      NONLIABILITY OF AGENT AND LENDERS.

         The relationship between the Borrowers and the Lenders and the Agents shall be solely that of borrower and lender. Neither the Agents nor any Lender shall have any fiduciary responsibilities to a Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agents or any Lender to any Lender, a Borrower or any Subsidiary. Neither the Agents nor any Lender undertakes any responsibility to a Borrower to review or inform such Borrower of any matter in connection with any phase of such Borrower's business or operations.

SECTION 12.9.      CONFIDENTIALITY.

         Except as otherwise provided by Applicable Law, each Agent and each Lender shall utilize all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential or proprietary by the Borrowers in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to any of their respective affiliates (provided they shall agree to keep such information confidential in accordance with the terms of this Section), (b) as reasonably required by any bona fide Assignee, Participant or other transferee in connection with the contemplated transfer of any Commitment or participations therein as permitted hereunder (provided they shall agree to keep such information confidential in accordance with the terms of this Section); (c) as required by any Governmental Authority or representative thereof or pursuant to legal process; (d) to such Agent's or such Lender's independent auditors and other professional advisors (provided they shall be notified of the confidential nature of the information); and (e) after the happening and during the continuance of an Event of Default, to any other Person, in connection with the exercise by the Agents or the Lenders of rights hereunder or under any of the other Loan Documents.

SECTION 12.10.     INDEMNIFICATION.

         (a) Each Borrower shall and hereby agrees to indemnify, defend and hold harmless each Agent, any affiliate of each Agent and each of the Lenders and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an "Indemnified Party") from and against any and all losses, costs, claims, damages, liabilities, deficiencies, judgments or expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith) (the foregoing items referred to herein as "Claims and Expenses") incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an "Indemnity Proceeding") arising out of: (i) this Agreement or any other Loan Document or the transactions contemplated thereby, (ii) the making of any Loans hereunder;
(iii) any actual or proposed use by a Borrower of the proceeds of the Loans;
(iv) an Agent's or any Lender's entering into this Agreement; (v) the fact that the Agents and the Lenders have established the credit facility evidenced hereby in favor of the Borrowers; (vi) the fact that the Agents and the Lenders are creditors of the Borrowers and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Borrowers and the Subsidiaries; (vii) the fact that the Agents and the Lenders are material creditors of the Borrowers and are alleged to influence directly or indirectly the business decisions or affairs of the Borrowers and the Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agents or the Lenders may have under this Agreement or the other Loan Documents; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this clause (viii) that constitute gross negligence or willful misconduct; (ix) any violation or non-compliance by a Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause a Borrower or its Subsidiaries (or its respective properties) (or the Agents and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws.

         (b) Each Borrower's indemnification obligations under this Section shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this connection, this indemnification shall cover all costs and expenses of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of a Borrower or any Subsidiary, any shareholder of a Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of a Borrower), any account debtor of a Borrower or any Subsidiary or by any Governmental Authority. This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against a Borrower and/or any Subsidiary.

         (c) All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrowers at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrowers that such Indemnified Party is not entitled to indemnification hereunder upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrowers if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.

         (d) An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnified Proceeding covered by this Section and, as provided above, all costs and expenses incurred by the Indemnified Party shall be reimbursed by the Borrowers. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnified Proceeding shall vitiate or in any way impair the obligations and duties of the Borrowers hereunder to indemnify and hold harmless each such Indemnified Party, provided, however, that (i) if a Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) such Borrower has provided evidence reasonably satisfactory to such Indemnified Party that such Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnified Proceeding, such Indemnified Party shall not settle or compromise any such Indemnified Proceeding without the prior written consent of such Borrower (which consent shall not be unreasonably withheld or delayed).

         (e) If and to the extent that the obligations of a Borrower hereunder are unenforceable for any reason, such Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law. Each Borrower's obligations hereunder shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.

SECTION 12.11.     TERMINATION; SURVIVAL.

         At such time as (a) all of the Commitments have been terminated, (b) none of the Lenders is obligated any longer under this Agreement to make any Loans and (c) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. Notwithstanding any termination of this Agreement, or of the other Loan Documents, the indemnities to which the Agents and the Lenders are entitled under the provisions of Sections 11.7, 12.2 and 12.10 and any other provision of this Agreement and the other Loan Documents, and the waivers of jury trial and submission to jurisdiction contained in Section 12.4, shall continue in full force and effect and shall protect the Agents and the Lenders against events arising after such termination as well as before.

SECTION 12.12.     SEVERABILITY OF PROVISIONS.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.13.     GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, AND WITHOUT REFERENCE TO CONFLICTS OF LAWS PRINCIPLES OR PROVISIONS.

SECTION 12.14.     COUNTERPARTS.

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

SECTION 12.15.     LIMITATION OF LIABILITY.

         (a) Neither an Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of an Agent or any Lender shall have any liability with respect to, and each Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Each Borrower hereby waives, releases, and agrees not to sue an Agent or any Lender or any of an Agent's or any Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.

         (b) Notwithstanding any provisions to the contrary contained herein or in any other Loan Document, to the extent that the obligations of REIT would be unenforceable because of any federal or state law relating to fraudulent conveyance or transfers, then the obligations of REIT under the Loan Documents shall be limited to the maximum amount that would be permitted under such applicable laws in order to avoid such invalidity or unenforceability.

SECTION 12.16.     ENTIRE AGREEMENT.

         This Agreement, the Notes, and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.

SECTION 12.17.     CONSTRUCTION.

         The Agents, each Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agents, the Borrowers and each Lender.


                        [Signatures on Following Pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

     BORROWERS:

     ALLIED CAPITAL CORPORATION



     By: /s/JON A. DELUCA
        -----------------------------------------
     Name: Jon A. DeLuca
          ---------------------------------------
     Title: Principal and Chief Financial Officer
           --------------------------------------



     ALLIED CAPITAL REIT, INC.



     By: /s/JON A. DELUCA
        ----------------------------------------
     Name: Jon A. DeLuca
          --------------------------------------
     Title: Principal and Chief Financial Officer
           -------------------------------------



     ALLIED CAPITAL SBLC CORPORATION



     By: /s/JON A. DELUCA
        ----------------------------------------
     Name: Jon A. DeLuca
          --------------------------------------
     Title: Principal and Chief Financial Officer
           -------------------------------------






                     [Signatures Continued on Next Page]

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
                APRIL 20, 1998, WITH ALLIED CAPITAL CORPORATION
                      AND ALLIED CAPITAL SBLC CORPORATION]


                           BANKBOSTON, N.A.,
                              AS DISBURSING AGENT AND AS A LENDER



                    By: /s/DEIRDRE M. HOLLAND
                       ----------------------------------
                   Name: Deirdre M. Holland
                        ---------------------------------
                   Title: Vice President
                         --------------------------------


                   INITIAL COMMITMENT AMOUNT:

                   $50,000,000


                   LENDING OFFICE (ALL TYPES OF LOANS):


                   --------------------------------------

                   --------------------------------------

                   --------------------------------------
                   Attn:
                           ----------------
                   Telecopier:
                                 --------------
                   Telephone:
                                --------------




                     [Signatures Continued on Next Page]

               [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
               APRIL 20, 1998, WITH ALLIED CAPITAL CORPORATION
                     AND ALLIED CAPITAL SBLC CORPORATION]

          RIGGS BANK N.A.,
            AS MANAGING AGENT AND AS A LENDER



          By: /s/DAVID H. OLSON
             --------------------------------------------------
          Name: David H. Olson
               ------------------------------------------------
          Title: Vice President
                -----------------------------------------------


          INITIAL COMMITMENT AMOUNT:

          $50,000,000


          LENDING OFFICE (ALL TYPES OF LOANS):


          -----------------------------------------------------

          -----------------------------------------------------

          -----------------------------------------------------
          Attn:
                  ----------------
          Telecopier:
                        --------------
          Telephone:
                       --------------





                      [Signatures Continued on Next Page]

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
                APRIL 20, 1998, WITH ALLIED CAPITAL CORPORATION
                      AND ALLIED CAPITAL SBLC CORPORATION]

         FIRST UNION NATIONAL BANK,
            AS SYNDICATION AGENT AND AS A LENDER



         By: /s/JANE W. WORKMAN
            ---------------------------------------------
         Name: Jane W. Workman
              -------------------------------------------
         Title: Senior Vice President
               ------------------------------------------


         INITIAL COMMITMENT AMOUNT:

         $50,000,000


         LENDING OFFICE (ALL TYPES OF LOANS):


         ------------------------------------------------

         ------------------------------------------------

         ------------------------------------------------
         Attn:
                 ----------------
         Telecopier:
                       --------------
         Telephone:
                       --------------





                      [Signatures Continued on Next Page]

                [SIGNATURE PAGE TO CREDIT AGREEMENT DATED AS OF
                APRIL 20, 1998, WITH ALLIED CAPITAL CORPORATION
                      AND ALLIED CAPITAL SBLC CORPORATION]

             NATIONSBANK OF TEXAS, N.A.,
                AS CO-AGENT AND AS A LENDER



             By: /s/SHELLY K. HARPER
                ---------------------------------------
             Name: Shelly K. Harper
                  -------------------------------------
             Title: Vice President
                   ------------------------------------


             INITIAL COMMITMENT AMOUNT:

             $50,000,000


             LENDING OFFICE (ALL TYPES OF LOANS):


             ------------------------------------------

             ------------------------------------------

             ------------------------------------------
             Attn:
                     ----------------
             Telecopier:
                           --------------
             Telephone:
                           --------------

                                   EXHIBIT A

                  FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT dated as of ____________, 19___ (the "Agreement"), by and among _________________________ (the "Assignor"),
_______________________, (the "Assignee"), ALLIED CAPITAL CORPORATION, ALLIED CAPITAL REIT, INC., and ALLIED CAPITAL SBLC CORPORATION (the "Borrowers") and BANKBOSTON, N.A., FIRST UNION NATIONAL BANK, RIGGS BANK N.A., and NATIONSBANK OF TEXAS, N.A., as Agents (the "Agents").

         WHEREAS, the Assignor is a Lender under that certain Amended and Restated Credit Agreement dated as of April 20, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrowers, the financial institutions party thereto and their assignees under Section 12.5(d) thereof (the "Lenders"), BankBoston, N.A., as Disbursing Agent, Riggs Bank N.A., as Managing Agent, and First Union National Bank, as Syndication Agent;

         WHEREAS, the Assignor desires to assign to the Assignee all or a portion of the Assignor's Commitment under the Credit Agreement, all on the terms and conditions set forth herein;

         WHEREAS, the Borrowers and the Agents consent to such assignment on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

         Section l.       Assignment.

         (a) Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by the Assignee to the Assignor pursuant to Section 2 of this Agreement, effective as of __________________ (the "Assignment Date"), the Assignor hereby irrevocably sells, transfers and assigns to the Assignee, without recourse, a $______________ interest (such interest being the "Assigned Commitment") in and to the Assignor's Commitment and all of the other rights and obligations of the Assignor under the Credit Agreement, such Assignor's Notes and the other Loan Documents (representing _______% in respect of the aggregate amount of all Lenders' Commitments), including without limitation, a principal amount of outstanding Loans equal to $____________, all voting rights of the Assignor associated with the Assigned Commitment, all rights to receive interest on such amount of Loans and all commitment and other Fees with respect to the Assigned Commitment and other rights of the Assignor under the Credit Agreement and the other Loan Documents with respect to the Assigned Commitment, all as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to such amount of the Assigned Commitment. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the

Assigned Commitment as if the Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment equal to the Assigned Commitment, which obligations shall include, but shall not be limited to, the obligation of the Assignor to make Loans to the Borrowers with respect to the Assigned Commitment and the obligation to indemnify the Agent as provided therein (the foregoing enumerated obligations, together with all other similar obligations more particularly set forth in the Credit Agreement and the other Loan Documents, shall be referred to hereinafter, collectively, as the "Assigned Obligations"). The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Commitment from and after the Assignment Date.

         (b) The assignment by the Assignor to the Assignee hereunder is without recourse to the Assignor. The Assignee makes and confirms to the Agents, the Assignor, and the other Lenders all of the representations, warranties and covenants of a Lender under Article 11 of the Credit Agreement. Not in limitation of the foregoing, the Assignee acknowledges and agrees that, except as set forth in Section 4 below, the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of any Borrower or any of its Subsidiaries, (ii) any representations, warranties, statements or information made or furnished by any Borrower or any of its Subsidiaries in connection with the Credit Agreement or otherwise, (iii) the validity, efficacy, sufficiency, or enforceability of the Credit Agreement, any Loan Document or any other document or instrument executed in connection therewith, or the collectibility of the Assigned Obligations, (iv) the perfection, priority or validity of any Lien with respect to any collateral at any time securing the Obligations or the Assigned Obligations under the Notes or the Credit Agreement and (v) the performance or failure to perform by any Borrower or any of its Subsidiaries of any obligation under the Credit Agreement or any other Loan Document. Further, the Assignee acknowledges that it has, independently and without reliance upon the Agents, or on any affiliate or subsidiary thereof, or any other Lender and based on the financial statements supplied by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement. The Assignee also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. Except as expressly provided in the Credit Agreement, the Agents shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to any Borrower or any of its Subsidiaries or to notify the Assignee of any Default or Event of Default. The Assignee has not relied on the Agents as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

         Section 2. Payment by Assignee. In consideration of the assignment made pursuant to Section 1 of this Agreement, the Assignee agrees to pay to the Assignor on the Assignment Date, an amount equal to $____________ representing the aggregate principal amount outstanding of the Loans owing to the Assignor under the Credit Agreement and the other Loan Documents being assigned hereby.

         Section 3. Payments by Assignor. The Assignor agrees to pay to the Syndication Agent on the Assignment Date the administration fee, if any, payable under the applicable provisions of the Credit Agreement.

         Section 4. Representations and Warranties of Assignor. The Assignor hereby represents and warrants to the Assignee that (a) as of the Assignment Date (i) the Assignor is a Lender under the Credit Agreement having a Commitment under the Credit Agreement (without reduction by any assignments thereof which have not yet become effective), equal to $_________ and that the Assignor is not in default of its obligations under the Credit Agreement; and
(ii) the outstanding balance of Loans owing to the Assignor (without reduction by any assignments thereof which have not yet become effective) is $____________; and (b) it is the legal and beneficial owner of the Assigned Commitment which is free and clear of any adverse claim created by the Assignor.

         Section 5. Representations, Warranties and Agreements of Assignee. The Assignee (a) represents and warrants that it is (i) legally authorized to enter into this Agreement and (ii) an "accredited investor" (as such term is used in Regulation D of the Securities Act) and an Eligible Assignee; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) appoints and authorizes each Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to such Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (d) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Assignment Date and will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender.

         Section 6. Recording and Acknowledgment by the Syndication Agent. Following the execution of this Agreement, the Assignor will deliver to the Syndication Agent (a) a duly executed copy of this Agreement for acknowledgment and recording by such Agent and (b) the Assignor's Notes. Each Borrower agrees to exchange such Note for a new Note as provided in Section 12.5(d) of the Credit Agreement. Upon such acknowledgment and recording, from and after the Assignment Date, the Syndication Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, Fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Date directly between themselves.

         [Include this Section only if Company's consent is required under
Section 12.5(d)]

         Section 7. Agreements of the Company. The Company hereby agrees that the Assignee shall be a Lender under the Credit Agreement having a Commitment equal to the Assigned Commitment. The Company agrees that the Assignee shall have all of the rights and remedies of a Lender under the Credit Agreement and the other Loan Documents as if the Assignee were an original Lender under and signatory to the Credit Agreement, including, but not limited to, the right of a Lender to receive payments of principal and interest with respect to the Assigned Obligations, and to the Loans made by the Lenders after the date hereof and to receive the commitment and other Fees payable to the Lenders as provided in the Credit Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Borrowers in favor of the Lenders as provided in the Credit Agreement and the other Loan Documents. The Company further agrees, upon the execution and delivery of this Agreement, to execute, and to cause SBLC to execute, in favor of the Assignee a
Note in an initial amount equal to the Assigned Commitment for each Borrower. Further, the Company agrees that, upon the execution and delivery of this Agreement, the Borrowers shall owe the Assigned Obligations to the Assignee as if the Assignee were the Lender originally making such Loans and entering into such other obligations. Upon receipt by the Assignor of the amounts due the Assignor under Section 2, the Assignor agrees to surrender to each Borrower such Assignor's Note.

         Section 8. Addresses. The Assignee specifies as its address for notices and its Lending Office for all Loans, the offices set forth below:

         Notice Address:
                                           -----------------------------------

                                           -----------------------------------

                                           -----------------------------------
                                           Telephone No.:
                                                         ---------------------
                                           Telecopy No.:
                                                        ----------------------

         Domestic Lending Office:
                                           -----------------------------------

                                           -----------------------------------

                                           -----------------------------------
                                           Telephone No.:
                                                         ---------------------
                                           Telecopy No.:
                                                        ----------------------

         LIBOR Lending Office:
                                           -----------------------------------

                                           -----------------------------------

                                           -----------------------------------
                                           Telephone No.:
                                                         ---------------------
                                           Telecopy No.:
                                                        ----------------------


         Section 9. Payment Instructions. All payments to be made to the Assignee under this Agreement by the Assignor, and all payments to be made to the Assignee under the Credit Agreement, shall be made as provided in the Credit Agreement in accordance with the following instructions:

         Section 10. Effectiveness of Assignment. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is executed and delivered by each of the Assignor, the Assignee, the Agents, and if required under Section 12.5(d) of the Credit Agreement, the Company, and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to Section 2 hereof and (c) the payment to the Syndication Agent of the amounts owing by the Assignor pursuant to Section 3 hereof. Upon recording and acknowledgment of this Agreement by the Agents, from and after the Assignment Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that if the Assignor does not assign its entire interest under the Loan Documents, it shall remain a Lender entitled to all of the benefits and subject to all of the obligations thereunder with respect to its Commitment.

         Section 11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, AND WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES OR PROVISIONS.

         Section 12. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

         Section 13. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

         Section 14. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the Assignee and the Assignor; provided, however, any amendment, waiver or consent which shall affect the rights or duties of the [Company or the] Agents under this Agreement shall not be effective unless signed by the [Company or the] Agents[, as applicable].

         Section 15. Entire Agreement. This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

         Section 16. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 17. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

                        [Signatures on Following Pages]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Acceptance Agreement as of the date and year first written above.

                                           ASSIGNOR:

                                           [NAME OF ASSIGNOR]


                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------


                                           ASSIGNEE:

                                           [NAME OF ASSIGNEE]


                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

[Include signature of the Company
 only if required under Section
 12.5(d) of the Credit Agreement]
Agreed and consented to as of the
 date first written above.

COMPANY:

ALLIED CAPITAL CORPORATION


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------





                    [Signatures Continued on Following Page]

Accepted as of the date first written above.

AGENTS:

BankBoston, N.A., as Disbursing Agent


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------


First Union National Bank, as Syndication Agent


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------


NationsBank of Texas, N.A., as Co-Agent


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------


Riggs Bank N.A., as Managing Agent


By:
   ------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------

                                   EXHIBIT B

                                FORM OF GUARANTY

         THIS GUARANTY dated as of ___________________ executed and delivered by __________________________, a ______________________ (the "Guarantor") in
favor of (a) Riggs Bank N.A., in its capacity as Managing Agent (the "Agent") for the Lenders under that certain Amended and Restated Credit Agreement dated as of April 20, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement"), by and among Allied Capital Corporation, a Maryland corporation, Allied Capital REIT, Inc., a Maryland corporation, and Allied Capital SBLC Corporation, a Maryland corporation (the "Borrowers"), the financial institutions initially party thereto and their assignees under Section 12.5(d) thereof (the "Lenders"), BankBoston, N.A., as Disbursing Agent, Riggs Bank N.A., as Managing Agent, NationsBank of Texas, N.A., as Co-Agent, and First Union National Bank, as Syndication Agent and (b) the Lenders.

         WHEREAS, pursuant to the Credit Agreement, the Agents and the Lenders have agreed to make available to the Borrowers certain financial accommodations on the terms and conditions set forth in the Credit Agreement,

         WHEREAS, the Company owns, directly or indirectly, _________________ of the issued and outstanding capital stock of, or other equity interests in, the Guarantor;

         WHEREAS, the Borrowers, the Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agents and the Lenders through their collective efforts;

         WHEREAS, the Guarantor acknowledges that it has received advances from the Company and will receive other direct and indirect benefits from the Agents and the Lenders making such financial accommodations available to the Borrowers under the Credit Agreement and, accordingly, the Guarantor is willing to guarantee the Borrowers' obligations to the Agent and the Lenders on the terms and conditions contained herein; and

         WHEREAS, the Guarantor's execution and delivery of this Guaranty is a condition to the Agents and the Lenders making, and continuing to make, such financial accommodations to the Borrowers.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

         Section 1. Guaranty. The Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the "Guaranteed Obligations"): (a) all indebtedness and obligations owing by the Borrowers to any Lender or the Agents under or in connection with the Credit Agreement and any other Loan

Document, including without limitation, the repayment of all principal of the Loans, and the payment of all interest, Fees, charges, attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, attorneys' fees and disbursements, that are incurred by the Lenders and the Agents in the enforcement of any of the foregoing or any obligation of the Guarantor hereunder and (d) all other Obligations, provided, however, that the Guarantor's obligations hereunder shall not exceed a principal sum of $_____________ plus interest thereon on the applicable default rate provided for in the Credit Agreement from the date demand is made hereunder.

         Section 2. Guaranty of Pavement and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of the Guarantor for its own account. Accordingly, the Lenders and the Agents shall not be obligated or required before enforcing this Guaranty against the
Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrowers or any other Person or commence any suit or other proceeding against the Borrowers or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower or any other Person; or (c) to make demand of the Borrowers or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agents which may secure any of the Guaranteed Obligations.

         Section 3. Guaranty Absolute. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agents or the Lenders with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof):

         (a) (i) any change in the amount, interest rate or due date or other term of any of the Guaranteed Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guaranteed Obligations,
(iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guaranteed Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guaranteed Obligations or any other instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

         (b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Guaranteed Obligations or any assignment or transfer of any of the foregoing;

         (c) any furnishing to the Agents or the Lenders of any additional security for the Guaranteed Obligations, or any sale, exchange, release or surrender of, or realization on, any security for the Guaranteed Obligations;

         (d) any settlement or compromise of any of the Guaranteed Obligations, any security therefor, or any liability of any other party with respect to the Guaranteed Obligations, or any subordination of the payment of the Guaranteed Obligations to the payment of any other liability of the Borrowers or any other obligor with respect to the Guaranteed Obligations;

         (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, the Borrowers or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

         (f) any act or failure to act by the Borrowers or any other Person which may adversely affect the Guarantor's subrogation rights, if any, against the Borrowers to recover payments made under this Guaranty;

         (g) any nonperfection of any security interest or other Lien on any collateral securing in any way any of the Obligations;

         (h) any application of sums paid by the Borrowers or any other Person with respect to the liabilities of the Borrowers to the Agents or the Lenders, regardless of what liabilities of the Borrowers remain unpaid;

         (i) any defect, limitation or insufficiency in the borrowing powers of the Borrowers or in the exercise thereof; or

         (j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor hereunder.

         Section 4. Action with Respect to Guaranteed Obligations. The Lenders and the Agents may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guaranteed Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guaranteed Obligations or changing the interest rate that may accrue on any of the Guaranteed Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral; (d) release any Person liable in any manner for the payment or collection of the Guaranteed Obligations; (e) exercise, or refrain from exercising, any rights against the Borrowers or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guaranteed Obligations in such order as the Lenders shall elect.

         Section 5. Representations and Warranties. The Guarantor hereby makes to the Agents and the Lenders all of the representations and warranties made by the Borrowers with respect to or in any way relating to the Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

         Section 6. Covenants. The Guarantor will comply with all covenants which the Company is to cause the Guarantor to comply with under the terms of the Credit Agreement or any of the other Loan Documents.

         Section 7. Waiver. The Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

         Section 8. Inability to Accelerate Loan. If the Agents and/or the Lenders are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guaranteed Obligations by reason of any automatic stay or otherwise, the Agents and/or the Lenders shall be entitled to receive from the Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

         Section 9. Reinstatement of Guaranteed Obligations. If claim is ever made on the Agents or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations, and such Agent or such Lender repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Agent or such Lender with any such claimant (including a Borrower or a trustee in bankruptcy for a Borrower), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Credit Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of a Borrower, and the Guarantor shall be and remain liable to such Agent or such Lender for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Agent or such Lender.

         Section 10. Subrogation. Upon the making by the Guarantor of any payment hereunder for the account of the Borrower, the Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that the Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action the Guarantor may have against a Borrower arising by reason of any payment or performance by the Guarantor pursuant to this Guaranty, unless and until all of the Guaranteed Obligations have been indefeasibly paid and performed in full. If any amount shall be paid to the Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, the Guarantor shall hold such amount in trust for the benefit of the Agents and the Lenders and shall forthwith pay such amount to the Managing Agent to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or to be held by the Managing Agent as collateral security for any Guaranteed Obligations existing.

         Section 11.      Payments Free and Clear.

         (a) All payments by the Guarantor of principal of, and interest on, Loans and all other Guaranteed Obligations shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority in the United States of America, but excluding (1) franchise taxes, (2) any taxes (other than withholding taxes that do not constitute back-up withholding taxes) that would not be imposed but for a connection between an Agent or a Lender and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of an Agent or such Lender pursuant to or in respect of this Agreement or any other Loan Document), (3) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under Applicable Law in effect on the Agreement Date, (4) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, and
(5) any taxes arising after the Agreement Date solely as a result of or attributable to a Lender changing its designated Lending Office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). If any withholding or deduction from any payment to be made by the Guarantor hereunder is required in respect of any Taxes pursuant to any Applicable Law, then such Guarantor will:

                 (i) pay directly to the relevant Governmental Authority the full amount required to be so withheld or deducted;

                 (ii) promptly forward to the Disbursing Agent an official receipt or other documentation reasonably satisfactory to the Disbursing Agent evidencing such payment to such Governmental Authority; and

                 (iii) pay to the Disbursing Agent for its account or the account of the applicable Lender, as the case may be, such additional amount or amounts as is necessary to ensure that the net amount actually received by the Disbursing Agent or such Lender will equal the full amount that the Disbursing Agent or such Lender would have received had no such withholding or deduction been required .

         (b) If the Guarantor fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Disbursing Agent, for its account or the account of the respective Lender, as the case may be, the receipts or other documentary evidence described in subsection (a)(ii) above, the Guarantor shall indemnify the Disbursing Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Disbursing Agent or any Lender as a result of any such failure. For purposes of this Section, a distribution hereunder by the Disbursing Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Guarantor.

         Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, the Guarantor hereby authorizes each Lender, at any time or from time to time, without any prior notice to the Guarantor or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender, or any affiliate of any Lender, to or for the credit or the account of the Guarantor against and on account of any of the Guaranteed Obligations, although such obligations shall be contingent or unmatured. Each Lender agrees to give the Guarantor prompt notice after the exercise by the Lender of such right of set-off but the failure of a Lender to give such notice shall not affect the validity of any such set-off. The Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of the Guarantor in the amount of such participation.

         Section 13. Subordination. The Guarantor hereby expressly covenants and agrees for the benefit of the Agents and the Lenders that all obligations and liabilities of the Borrowers to the Guarantor of whatever description, including without limitation, all intercompany receivables of the Guarantor from the Borrower (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Guaranteed Obligations. If an Event of Default shall have occurred and be continuing, then the Guarantor shall not accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower on account of or in any manner in respect of any Junior Claim until all of the Guaranteed Obligations have been indefeasibly paid in full.

         Section 14. Avoidance Provisions. It is the intent of the Guarantor, the Agents and the Lenders that in any Proceeding, the Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agents and the Lenders) to be avoidable or unenforceable against the Guarantor in such Proceeding as a result of Applicable Law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agents and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions." Accordingly, to the extent that the obligations of the Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guaranteed Obligations for which the Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Agents and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of the Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

         Section 15. Information. The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrowers, and of all other circumstances bearing upon the risk of nonpayment of any of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that neither the Agents nor any Lender shall have any duty whatsoever to advise the Guarantor of information regarding such circumstances or risks.

         Section 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, AND WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES OR PROVISIONS.

         Section 17. Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

         (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

         (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) The Guarantor and each other party hereto consents to service of process in the manner provided for notices in Section 24. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         (d) Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the other Loan Documents. Each party hereto (1) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (2) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications in this Section.

         Section 18. Loan Accounts. The Agents and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guaranteed Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of the Guaranteed Obligation or otherwise, the entries in such books and accounts shall be deemed prima facie evidence of the matters set forth therein. The failure of the Agents or any Lender to maintain such books and accounts shall not in any way relieve or discharge the Guarantor of any of its obligations hereunder.

         Section l9.      Waiver of Remedies.  No delay or failure on the part
of the Agents or any Lender in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agents or any Lender of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

         Section 20. Termination. This Guaranty shall remain in full force and effect until indefeasible payment in full of the Guaranties Obligations and the other Obligations and the termination or cancellation of the Credit Agreement.

         Section 21. Successors and Assigns. Each reference herein to the Agents or the Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Guaranteed Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Guaranteed Obligation, or grant or sell participations in any Guaranteed Obligations, to any Person without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying the Guarantor's obligations hereunder. The Guarantor hereby consents to the delivery by the Agents or any Lender to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrowers or the Guarantor. The Guarantor may not assign or transfer its obligations hereunder to any Person.

         Section 22. Amendments. This Guaranty may not be amended except in writing signed by the Requisite Lenders (or all of the Lender if required under the terms of the Credit Agreement), the Agent and the Guarantor.

         Section 23. Payments. All payments to be made by the Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Managing Agent at the Principal Office, not later than 2:00 p.m. on the date of demand therefor.

         Section 24. Notices. All notices and other communications required or provided for hereunder shall be in writing (including facsimile transmission or similar writing) and all such notices and other communications shall be deemed effective (a) if mailed, when received; (b) if telecopied, when transmitted, or (c) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

         Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

         Section 27.      Definitions.  (a) For the purposes of this Guaranty:

         "Proceeding" means any of the following: (i) a voluntary or involuntary case concerning the Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Guarantor
(iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to the Guarantor; (iv) the Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) the Guarantor makes a general assignment for the benefit of creditors; (vii) the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) the Guarantor shall by any act or failure to act indicate its consent to approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by the Guarantor for the purpose of effecting any of the foregoing.

         (b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

                            [Signature on Next Page]

         IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.


                    [GUARANTOR]


                    By:
                       ----------------------------------------
                    Name:
                         --------------------------------------
                    Title:
                          -------------------------------------

                    Address for Notices:




                    -------------------------------------------

                    -------------------------------------------

                    -------------------------------------------
                    Attention:
                              ---------------------------------
                    Telecopier (     )
                              --------------------------
                    Telephone:  (     )
                                ------------------------

                                   EXHIBIT C

                          FORM OF NOTICE OF BORROWING

                           __________________, _____

BankBoston, N.A.
100 Federal Street
Boston, MA 02110
Mail Code:  01-10-08
Attention: Deirdre M. Holland, Vice President

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of April 20, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Allied Capital Corporation, Allied Capital REIT, Inc., and Allied Capital SBLC Corporation (the "Borrowers"), the financial institutions initially party thereto and their assignees under Section 12.5(d) thereof (the "Lenders"), BankBoston, N.A., as Disbursing Agent, Riggs Bank N.A., as Managing Agent, NationsBank of Texas, N.A., as Co-Agent, and First Union National Bank, as Syndication Agent (the "Agents"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         1. Pursuant to Section 2.1(b) of the Credit Agreement, the Company and REIT hereby request that the Lenders make Loans to [the Company] [REIT] [SBLC] in an aggregate amount equal to $__________________.

         2. The Company and REIT request that such Loans be made available on ________________, ____.

         3. The Company and REIT hereby request that the requested Loans all be of the following Type:

                 [CHECK ONE BOX ONLY]

                          [ ] Base Rate Loans

                          [ ] LIBOR Loans, each with an initial Interest Period
                              for a duration of:

                          [CHECK ONE BOX ONLY]     [ ] one month
                                                   [ ] two months
                                                   [ ] three months

         4. The proceeds of this borrowing of Loans will be used for the following purpose:

         5. The Company and REIT request that the proceeds of this borrowing of Loans be made available by:
                                                         -----------------

         The Company and REIT hereby certify to the Disbursing Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by each Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, are and shall be true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement. In addition, the Company and REIT certify to the Disbursing Agent and the Lenders that all conditions to the making of the requested Loans contained in Article 5 of the Credit Agreement will have been satisfied at the time such Loans are made.

         If notice of the requested borrowing of Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1(b) of the Credit Agreement.

                       ALLIED CAPITAL CORPORATION


                       By:
                          -------------------------------------
                       Name:
                            -----------------------------------
                       Title:
                             ----------------------------------

                       ALLIED CAPITAL REIT, INC.


                       By:
                          -------------------------------------
                       Name:
                            -----------------------------------
                       Title:
                             ----------------------------------

                                   EXHIBIT D

                         FORM OF NOTICE OF CONTINUATION

                            _________________, _____


BankBoston, N.A.
100 Federal Street
Boston, MA 02110
Mail Code:  01-10-08
Attention: Deirdre M. Holland, Vice President


Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of April 20, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Allied Capital Corporation, Allied Capital REIT, Inc., and Allied Capital SBLC Corporation (the "Borrowers"), the financial institutions initially party thereto and their assignees under Section 12.5(d) thereof (the "Lenders"), BankBoston, N.A., as Disbursing Agent, Riggs Bank N.A., as Managing Agent, NationsBank of Texas, N.A., as Co-Agent, and First Union National Bank, as Syndication Agent (the "Agents"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         Pursuant to Section 2.6 of the Credit Agreement, the Company hereby requests a Continuation of a borrowing of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

         1.      The proposed date of such Continuation is _________________,
                 ____.

         2. The aggregate principal amount of LIBOR Loans subject to the requested Continuation is $_______________ and was originally borrowed by [the Company] [REIT] [SBLC] on ________________,
                 ____.

         3. The portion of such principal amount subject to such Continuation is $__________________.

         4. The current Interest Period for each of the LIBOR Loans subject to such Continuation ends on _________________, ____.

         5. The duration of the new Interest Period for each of such LIBOR Loans or portion thereof subject to such Continuation is:

              [CHECK ONE BOX ONLY]      [ ] one month
                                        [ ] two months
                                        [ ] three months


         The Company hereby certifies to the Agents and the Lenders that as of the date hereof, as of the proposed date of the requested Continuation, and after giving effect to such Continuation, no Default or Event of Default has or shall have occurred and be continuing.

         If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.6 of the Credit Agreement.

                                 ALLIED CAPITAL CORPORATION


                                 By:
                                    -----------------------------------
                                 Name:
                                      ---------------------------------
                                 Title:
                                       --------------------------------

                                   EXHIBIT E

                          FORM OF NOTICE OF CONVERSION

                            _________________, _____

BankBoston, N.A.
100 Federal Street
Boston, MA 02110
Mail Code:  01-10-08
Attention: Deirdre M. Holland, Vice President

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of April 20, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Allied Capital Corporation, Allied Capital REIT, Inc., and Allied Capital SBLC Corporation (the "Borrowers"), the financial institutions initially party thereto and their assignees under Section 12.5(d) thereof (the "Lenders"), BankBoston, N.A., as Disbursing Agent, Riggs Bank N.A., as Managing Agent, NationsBank of Texas, N.A., as Co-Agent, and First Union National Bank, as Syndication Agent (the "Agents"). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

         Pursuant to Section 2.7 of the Credit Agreement, the Company hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

         l.      The proposed date of such Conversion is _________________,
                 _____.

         2.      The Loans to be Converted pursuant hereto are currently:

                 [CHECK ONE BOX ONLY]   [ ] Base Rate Loans
                                        [ ] LIBOR Loans

         3. The aggregate principal amount of Loans subject to the requested Conversion is $____________ and was originally borrowed by [the Company] [REIT] [SBLC] on ____________,
                 _____.

         4. The portion of such principal amount subject to such Conversion is $_________________.

         5. The amount of such Loans to be so Converted is to be converted into Loans of the following Type:

                 [CHECK ONE BOX ONLY]

                          [ ] Base Rate Loans

                          [ ] LIBOR Loans, each with an initial Interest Period
                              for a duration of:

                 [CHECK ONE BOX ONLY]   [ ] one month
                                        [ ] two months
                                        [ ] three months

         The Company hereby certifies to the Agents and the Lenders that as of the date hereof and as of the date of the requested Conversion and after giving effect thereto, (a) no Default or Event of Default has or shall have occurred and be continuing, and (b) the representations and warranties made or deemed made by the Company and its Subsidiaries in the Loan Documents to which any of them is a party, are and shall be true and correct, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties were true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

         If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.7 of the Credit Agreement.

                                  ALLIED CAPITAL CORPORATION


                                  By:
                                     --------------------------------
                                  Name:
                                       ------------------------------
                                  Title:
                                        -----------------------------

                                   EXHIBIT F

                                  FORM OF NOTE

$_____________________                               _________________, 19___

         FOR VALUE RECEIVED, the undersigned, [ALLIED CAPITAL CORPORATION and ALLIED CAPITAL REIT, INC.] [ALLIED CAPITAL SBLC CORPORATION], [each] a Maryland corporation (the "Borrower[s]"), hereby [jointly and severally] promise[s] to pay to the order of ___________________________ (the "Lender"), in care of BankBoston, N.A., as Disbursing Agent (the "Disbursing Agent") at _______________ __________________________________________, or at such other address as may be specified by the Disbursing Agent to the Borrower[s], the principal sum of _______________________ AND ___/100 DOLLARS (or such lesser amount as shall equal the aggregate unpaid principal amount of Loans made by the Lender to the Borrower[s] under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

         The date, amount of each Loan made by the Lender to the Borrower[s], and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to made any such recordation or endorsement shall not affect the obligations of the Borrower[s] to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of such Loans made by the Lender.

         This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of April 20, 1998 (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among Allied Capital Corporation, Allied Capital REIT, Inc., Allied Capital SBLC Corporation, the financial institutions initially party thereto and their assignees under Section 12.5(d) thereof, BankBoston, N.A., as Disbursing Agent, Riggs Bank N.A., as Managing Agent, NationsBank of Texas, N.A., as Co-Agent, and First Union National Bank, as Syndication Agent, and evidences Loans made by the Lender thereunder. Terms used but not otherwise defined in this Note have the respective meanings assigned to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

         Except as permitted by Section 12.5(d) of the Credit Agreement, this Note may not be assigned by the Lender to any other Person.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE, AND WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES OR PROVISIONS.

         The Borrower hereby waives presentment for payment; demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

         Time is of the essence for this Note.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date first written above.

                                           [ALLIED CAPITAL CORPORATION]
                                           [ALLIED CAPITAL SBLC CORPORATION]

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                           ATTEST:

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                           [CORPORATE SEAL]


                                           [ALLIED CAPITAL REIT, INC.]

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                           ATTEST:

                                           By:
                                              --------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                                           [CORPORATE SEAL]

                               SCHEDULE OF LOANS

         This Note evidences Loans made under the within-described Credit Agreement to the Borrower[s], on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:


 DATE OF LOAN      PRINCIPAL       AMOUNT PAID    UNPAID PRINCIPAL    NOTATION
 ------------      ---------       -----------    ----------------    --------
                 AMOUNT OF LOAN    OR PREPAID          AMOUNT          MADE BY
                 --------------    ----------          ------          -------

                                   EXHIBIT G

                           FORM OF OPINION OF COUNSEL

                                   EXHIBIT H

                         FORM OF COMPLIANCE CERTIFICATE

Riggs Bank N.A.
808 17th Street, N.W.
10th Floor
Washington, D.C. 20006
Attention:  David H. Olson, Vice President

Each of the Lenders Party to the Credit
 Agreement referred to below

Ladies and Gentlemen:

         Reference is made to that certain Amended and Restated Credit Agreement dated as of April 20, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Allied Capital Corporation, Allied Capital REIT, Inc., and Allied Capital SBLC Corporation (the "Borrowers"), the financial institutions initially party thereto and their assignees under Section 12.5(d) thereof, BankBoston, N.A., as Disbursing Agent, Riggs Bank N.A., as Managing Agent, NationsBank of Texas, N.A., as Co-Agent, and First Union National Bank, as Syndication Agent (the "Agents"). Capitalized terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

         Pursuant to Section 8.3 of the Credit Agreement, the undersigned hereby certifies to the Lender as follows:

         (l) The undersigned is the chief financial officer of the Company.

         (2) The undersigned has examined the books and records of the Borrowers and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.

         (3) To the best of the undersigned's knowledge, information and belief, no Default or Event of Default exists [if such is not the case, specify such Default or event of Default and its nature, when if occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure.]

         (4) To the best of the undersigned's knowledge, information and belief, the representations and warranties made or deemed made by each Borrower and its Subsidiaries in the Loan Documents to which any of them is a party, are true and correct on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

         (5) Attached hereto as Schedule l are the calculations required to establish whether or not the Company and its Subsidiaries, were in compliance with the covenants contained in Sections 9.1, 9.2(a)(4), 9.2(b)(3), and 9.4(d).

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.




                                ---------------------------------------
                                Title:                                  of
                                        -------------------------------
                                         Allied Capital Corporation






                                      H-2